Exhibit 99

MCI INCOME FUND VII, LLC

LOAN POLICIES AND PROCEDURES

Table of Contents

SECTION 1 GENERAL PROVISIONS
1.1	Purpose	1
1.2	Loan Policy	1
1.3	Administration	1
1.3.1	The Borrower	1
1.3.2	The Company	1

SECTION 2 LOAN UNDERWRITING
2.1	Lending Criteria	2
2.2	Loan Application	2
2.2.1	General	2
2.2.2	Loan Application Form	2
2.2.3	Purpose	3
2.2.4	Budget	3
2.2.5	Appraisal	3
2.2.6	Submission	3
2.3	Loan Application Review	3
2.3.1	The Company	3
2.4	Change in Approved Terms/Structure Modifications	3

SECTION 3 LOAN CLOSING
3.1	Loan Closing Process	4
3.2	Closing Checklists	4
3.3	Loan Documents	4
3.3.1	Promissory Note	4
3.3.2	Deed of Trust	4
3.3.3	Construction Loan Agreement	4

SECTION 4 LOAN SERVICING
4.1	Documentation Files	5
4.2	Advance Requests	5
4.3	Loan Modifications	5
4.4	Enforcement	5
4.5	Extension of Loans after Maturity Date; Loans After Maturity	5

SECTION 1: GENERAL PROVISIONS

1.1 Purpose

The purpose of the loan policies and procedures (hereafter referred to as the “Loan Policies and Procedures”) is to present the mandatory and discretionary criteria which governs the lending activities of MCI Income Fund VII, LLC (the “Company”) to MCI Development 1, LLC, a Wyoming limited liability company (the “Developer”) and its special purpose entity, or “SPE”, subsidiaries formed to hold title to the subject real estate and, if applicable, development projects being financed. The Developer and SPEs of the Developer shall be referred to herein as “Borrower.”

1.2 Loan Policy

The Company was organized to offer (the “Offering”) an aggregate principal amount of up to $75,000,000 in senior secured bonds (the “Bonds”), pursuant to its Offering Circular, as may be amended and supplemented (collectively with all exhibits and addendums thereto, the “Offering Circular”).

The Company will seek to invest substantially all of the Offering proceeds available for investment, after the payment of fees and expenses, in making loans to Borrower (the “Loans”).

The policies and procedures in these Loan Policies and Procedures are to be used as required guidelines for making lending decisions that are sensible and consistent with industry standards. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Offering Circular.

1.3. Loan Administration

1.3.1 The Borrower

Borrower shall prepare a Loan Application, substantially in the form attached as Exhibit A hereto, including supporting documents for a Budget and Appraisal, and when applicable, due diligence items and any other information reasonably required by the Company to obtain and fund the Loans, and will work with the designated title company on the preparation of the respective loan documents to be filed with the appropriate counties.

Borrower shall ensure that proposed Loans are in compliance with this Loan Policies and Procedures and applicable laws and regulations and then send to the Company for its review and approval.

1.3.2 The Company

The Company will review Borrower’s Loan Application, including a Budget and Appraisal, and when applicable, due diligence items and any other documentation requested by the Company to ensure that all proposed Loans are in compliance with the Loan Policies and Procedures and applicable laws and regulations.

Upon approval, the Company will fund such Loans to Borrower in accordance with the closing instructions and/or draw requests received and approved in accordance with these Loan Policies and Procedures.

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SECTION 2: LOAN UNDERWRITING

2.1 Lending Criteria

Regardless of priorities or the lending conditions, every Loan must meet the lending criteria set forth below (collectively, the “Lending Criteria”):

a.	Under these Loan Policies and Procedures, Loans may only be made to the Developer or any of its SPE subsidiaries.

b.	Each Loan shall be issued on a per-Project basis. Borrower shall submit to the Company in writing a request for each Loan describing the Project. For purposes herein, a “Project” includes (i) the acquisition of real property (whether title is held directly or indirectly) and the development, re-development and/or construction of residential communities (whether single-family, multifamily, or condominiums), storage facilities, retail and/or other commercial real estate assets or mixed-use properties and other improvements incidental thereto, and (ii) the development and/or construction thereof, as the case may be. A Project may include one or more parcels of real property.

c.	The proposed amount of each Loan shall be the amount set forth in the Loan Application and supported by a Budget and Appraisal approved by the Company; provided, however, that the aggregate principal amount of all Loans outstanding, on a portfolio basis, shall not exceed 90% of the appraised value of the assets underlying the Loans.

d.	The documented purpose for the Loan is for the acquisition of one of the following: (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, (iv) for the development and/or construction of multi-family residential communities, and (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) existing multi-family properties to be redeveloped, renovated, and/or repositioned for marketing and sale; (D) existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

2.2 Loan Application

2.2.1 General

Borrower shall gather any necessary information concerning the loan application and present such completed Loan Application to the Company for approval.

2.2.2 Loan Application

All requests for Loans should be documented on the appropriate Loan Application. Each Loan Application should be completed in its entirety to the extent that any reasonable person would have no material questions about the details of the Loan.

2.2.3 Purpose of the Loan

The purpose of the Loan (i.e., the specific use of funds) must be clearly stated on each Loan Application to comply with the lending criteria set forth Section 2.1(d) herein and determine the applicability of lending regulations.

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2.2.4 Budget

Borrower shall include with each completed Loan Application a budget of acquisition, development, and/or construction costs (the “Budget”) which should be included with each Loan Application. The Budget shall include the purchase price and other land and lot costs and estimates for material supplies; fees to third parties; other acquisition, development, and/or construction costs; and must include a reserve for interest, taxes, homeowners’ association fees, and closing costs (including title insurance).

2.2.5 Appraisal

Borrower shall include with each completed Loan Application an appraisal of the Project property/properties (the “Appraisal”) based on an “as built, highest and best use” valuation upon completion, whether being (i) an appraisal of the actual subject property to be built or (ii) an appraisal of a similar property to be built in the same neighborhood as the subject property and of similar plans that is less than 12 months old, in any case being prepared by a third-party appraiser with experience appraising real property of a kind and nature similar to, and in the same geographic area as, the Project property. Copies of the applicable Appraisals should be included with each Loan Application.

2.2.6 Submission

Once all of the appropriate information has been acquired, Borrower shall submit the completed Loan Application, including the Budget and Appraisal, to the Company for review and approval of the requested Loan.

2.3 Loan Application Review

2.3.1 The Company

Upon receipt of the completed Loan Application, including the Budget, applicable Appraisals, and other due diligence items provided, the Company will review the Loan Application and other documentation, and upon determination that the requested Loan will comply with the lending criteria and that all information has been appropriately completed.

2.4 Change in Approved Terms/Structure Modifications

Loans should be closed in substantial accordance with the terms outlined in the Loan Application and other approval documentation. Any material changes in approved terms must be re-approved by the Company either via an amended Loan Application or, if a closing has already occurred, via a Loan Modification (such form being provided by the Company) signed by the Company.

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SECTION 3: LOAN CLOSING

3.1 Loan Closing Process

Once the requested Loan has been approved by the Company, the Company and Borrower may proceed toward closing the Loan.

Borrower shall gather and review all of the due diligence and prepare or obtain all of the documentation required for closing pursuant to the Loan Application. Once such due diligence and documentation have been obtained, drafted, reviewed, and approved, Borrower shall submit such items to the Company for approval.

The Company shall promptly review such items and confirm that all of the matters required pursuant to the Loan Application—and if, requested by the Company, such items on the closing checklist—have been received in appropriate form.

Upon completion of the Company’s review and approval of the Loan Application and the other items received or to be received therewith, the Company shall indicate such approval of the Loan for funding and closing, as evidenced by the Company’s signature on the Loan Application.

3.2 Closing Checklists, if applicable

If additional due diligence items are requested by the Company in its reasonable business judgment, other than the Budget and Appraisal, a closing checklist shall be provided to Borrower denoting additional due diligence items to be provided for underwriting the Loan. Conclusive underwriting approval shall be indicated by the Company’s signatures on the Loan Application.

3.3 Loan Documents

3.3.1 Promissory Note

Borrower will provide to the Company a fully executed Promissory Note for each Loan, substantially in the form attached as Exhibit B hereto, secured by either (a) a deed of trust executed by Borrower; or (b) in the case of the acquisition of ownership interests in an SPE holding title to underlying real estate, a collateral pledge of membership interests in the respective SPE to the Company until the Loan is paid in full.

3.3.2 Deed of Trust

Borrower will provide to the Company either (a) a Deed of Trust executed by Borrower, substantially in the form attached as Exhibit C hereto (or in another form the Manager deems appropriate) and cause the same to be recorded in the land records in the jurisdiction in which the Project is located, or (b) in the case of the acquisition of ownership interests in an SPE holding title to underlying real estate, a Collateral Pledge of Membership Interests Agreement in the respective SPE to the Company, substantially in the form attached as Exhibit D hereto (or in another form the Manager deems appropriate).

The Company will ensure such deed of trust to be recorded in the land records in the jurisdiction in which the Project is located, as applicable.

3.3.3 Construction Loan Agreement

For Loans involving real property to be developed, redeveloped, and/or constructed, Borrower will enter into a Construction Loan Agreement substantially in the form attached as Exhibit E hereto.

3.3.4 Limited Guaranty

The Developer will enter into a Limited Guaranty, substantially in the form attached as Exhibit F hereto, on any principal outstanding on any Loan to an SPE. Any Limited Guaranties from the Developer will not include interest on the Loans, nor will the Loans be cross collateralized amongst the assets of the various SPEs or any other entity.

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SECTION 4: LOAN SERVICING

4.1 Documentation Files

The Company will be responsible for the safekeeping of all documents presented and will keep on file all requisite documentation as may be necessary in order to protect the interests of the Company, including holding all promissory notes made by Borrower, and all deeds of trust and other collateral securing any projects, homes, land, beneficial interests, or other real estate for which Loans to Borrower are made.

4.2 Advance Requests

Once a Loan has been closed, Borrower may submit Advance Requests for approval, substantially in the form attached as Exhibit G hereto. Each such request must be sent to the Company for review and approval. If the funds being requested are related to construction efforts, such advance request must also include a third-party inspection report verifying that the work specified in such advance request has been completed.

4.3 Loan Modifications

If Borrower becomes aware of any material changes to the information provided during the Loan approval process, Borrower will notify the Company and submit a modified Loan Application for its approval prior to funding. If a closing has already occurred, and Borrower seeks to modify an existing Loan, Borrower will submit a Loan Modification, substantially in the form attached as Exhibit H hereto, to the Company for approval.

4.4 Enforcement.

Upon a default under any promissory notes, deeds of trust, or other Loan Documents made by Borrower thereunder, the Company will have the power to pursue all remedies necessary to cure the default or to foreclose on any and all collateral.

4.5 Extension of Loans after Maturity Date; Loans After Maturity.

Unless sooner paid in accordance with the applicable promissory note or in the event of a default resulting in earlier repayment obligations, all Loans by the Company then outstanding, shall be due and payable on their maturity date subject to the terms and conditions of the applicable promissory note. Borrower shall have the right to request an extension of any Loan(s) outstanding on or after its maturity date, and the Company shall grant such extension requests for up to two additional three-year terms. Similarly, Borrower shall have the right to request a new Loan after the Maturity Date, and the Company reserves the right to approve any such new Loan. In either instance, such approval or grant will be subject to the Company’s ability to meet current and reasonable estimated liabilities, including Bond interest payments and obligations related to approved redemption requests. In addition, upon any extension of a Loan as described herein, the budget of the applicable project must be revised to provide for funding to cover the additional debt service payments or such reserves must otherwise be funded prior to the extension. The Loans may be subordinate to third party and/or affiliated lender loans.

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EXHIBIT A

Form of Loan Application

MCI INCOME FUND VII, LLC

LOAN APPLICATION

Date of Application:

Applicant Borrower:

General Project Description:

Requested Loan Amount:	$

Description of Collateral:	Street/Common Address:
(If Property does not have a lot/block identifier, include legal description here here or attached as addendum.)	City:			State:
Subdivision:
	Lot:			Block:
County:
If more than one Property in Project, check here:			☐
— For additional properties, Applicant must include Collateral Addendum —

Existing Lienholder (if so, holder and amount):

Purpose of Loan Request (Check all applicable boxes):
	(A)	☐		Acquisition of parcels of real property (also including raw/unentitled land and/or finished lots)
If (A) is checked above, applicant must also check one or more of the below subsections (i)-(vi):
		(i)	☐	For development into single-family residential lots
		(ii)	☐	For the construction of single-family homes to be marketed and sold to homebuyers
		(iii)	☐	For construction of condominiums to be marketed and sold to homebuyers
		(iv)	☐	For the development and/or construction of planned residential communities
		(v)	☐	For the development and/or construction of multi-family residential communities
		(vi)	☐	For storage facilities, retail, and/or other commercial real estate assets or mixed-use properties
	(B)	☐		Acquisition of existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale
	(C)	☐		Acquisition of existing multi-family properties to be redeveloped, renovated, and/or repositioned for marketing and sale
	(D)	☐		Acquisition of existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale
	(E)	☐		Other:______________________________

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ADDITIONAL DOCUMENT REQUIREMENTS:
Application must also include a copy of the applicable: Budgets, Appraisals, Closing Checklist (if required).

APPLICANT BORROWER CERTIFICATION
By signing below, I hereby represent and acknowledge to MCI Income Fund VII, LLC, as Lender that: (i) the information provided in this Loan Application is true and correct as of the date set forth above; (ii) the loan requested pursuant to this Loan Application will be secured by a deed of trust or other security instrument on the property or properties described herein; (iii) the Lender and its agents and service providers may continuously rely on the information contained in this Loan Application, and I am obligated to amend and/or supplement the information provided herein if any material facts represented herein should change prior to the closing of the Loan; (iv) ownership of the Loan may be transferred with such notice as may be required by law; and (v) my transmission of this Loan Application as an “electronic record” as that term is defined in applicable federal and/or state laws shall be effective, enforceable, and valid as if a paper version of this Loan Application were delivered containing my original written signature.
APPLICANT BORROWER:		_______________________________________
By: ____________________________________ Name: __________________________________ Title: ___________________________________
FOR LENDER USE
Loan Number:
Type of Loan:	Interest only for life on loan, with balloon payment at maturity
Interest Rate:		%
Loan Maturity Date:
Additional, Required Documentation with Loan Application:	☐	Budget/s
	☐	Appraisal/s
	☐	Any additional items requested (if checked, Closing Checklist form should be included)
LENDER APPROVAL AND CONSENT

By signing below, we hereby acknowledge and agree as to the following:

(a)   We have reviewed the Loan Application, including the Budget, Appraisal, and any other due diligence items that may have been requested and/or received from the Applicant Borrower for compliance with the Loan Policies and Procedures attached thereto, and we have concluded in our reasonable discretion, that this Loan Application and ancillary documentation satisfy the requirements therein.

(b)   We have confirmed that a Management Rights Letter has been fully executed and delivered by the Applicant Borrower to the Company prior to the first loan approved for issuance to the Applicant Borrower (whether being this loan or a preceding loan).

(c)   The proposed loan complies with the Lending Criteria as set forth in the Loan Policies and Procedures, including:

(1)   The loan is to be issued on a per-Project basis (as defined in the Loan Policies and Procedures).

(2)   The proposed principal loan amount for the Project when included in the aggregate amount of all Loans outstanding on a portfolio basis, issued by the Company pursuant to the terms of the Loan Policies and Procedures, as of the date of this Loan Application, does not exceed 90% of the aggregated appraised values of the assets underlying portfolio of loans.

(3)   The documented purpose of the Loan, as identified herein, complies with the Lending Criteria as set forth in the Loan Policies and Procedures.

MCI INCOME FUND VII, LLC
By: ____________________________________ Name: __________________________________ Title: ___________________________________

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COLLATERAL ADDENDUM

Descriptions of Collateral Underlying Project:
Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

Street/Common Address:
		City:	State:
Subdivision:
		Lot:	Block:
Allocated Loan Amount:

A-3

EXHIBIT B

Form of Promissory Note

SECURED PROMISSORY NOTE

$___________.00	____________, 20__

FOR VALUE RECEIVED, ___________________________, a _____________________ (“Borrower”), hereby unconditionally promises to pay to the order of MCI INCOME FUND VII, LLC, a Delaware limited liability company (the “Lender”), as hereinafter provided, the original principal sum of _____________________ and 00/100 Dollars ($________.00), or so much thereof as may be advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, subject to the Modification Threshold described herein, and together with interest thereon at the rate of interest hereinafter provided, without right of offset in favor of Borrower and otherwise in strict accordance with the terms and provisions hereof.

1. Loan Documents; Security. This Secured Promissory Note (this “Note”) evidences a Loan governed by that certain Loan Agreement dated as of __________, 20__ (as may be amended and modified from time to time, the “Loan Agreement”), by and between Borrower and Lender and is one of the “Notes” referenced in the Loan Agreement. Capitalized terms used but not defined in this Note shall have the respective meanings given to such terms in the Loan Agreement. Payment hereof is secured by, among other things, all Deeds of Trust executed by Borrower, as grantor for the benefit of Lender, covering certain real property located in ________________County in the State of _____________, and reference is hereby made to said Deed of Trust and the other Loan Documents for a description of the security and the liens therein granted and the rights of Borrower and Lender thereunder.

2. Interest. Unless the Default Rate (as defined herein) shall apply, interest shall accrue on the principal balance from day to day outstanding under this Note at a rate equal to ____% (the “Base Rate”). Interest on the outstanding principal amount of this Note shall be computed on the basis of a three hundred sixty-five (365) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. Upon the occurrence and during the continuation of an Event of Default (as defined herein), the outstanding principal amount of this Note shall, at Lender’s option, automatically and without the necessity of notice to Borrower, bear interest from the date of such Event of Default at 18% (the “Default Rate”), unless and until all delinquent amounts are paid and all Events of Default have been cured to Lender’s satisfaction as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so cured, and/or waived by Lender as confirmed by Lender’s execution of a written agreement specifically acknowledging and describing the Event of Default so waived.

3. Modification Threshold. The principal amount due under the Note, upon consent of the Lender or otherwise pursuant to subsequent amendment to the Note, may be adjusted to an amount not to exceed, in the aggregate with other lienholders of the real property described herein (excepting creditors with involuntary liens), $_______________, such amount based on the appraised value of the Mortgaged Property (“Modification Threshold”), but in no case may the aggregate principal amount of all loans outstanding under the Loan Agreement, on a portfolio basis, exceed 90% of the appraised value of the assets underlying the portfolio of loans.

4. Interest and Principal Payments. Except upon any acceleration of this Note, Borrower shall pay to Lender all principal and accrued and outstanding interest on the Redemption Date (as defined in the Loan Agreement). Notwithstanding the foregoing, Borrower may, in Borrower’s sole discretion, choose to pay interest on the outstanding principal balance of this Note without prepayment fee or penalty on a monthly or other basis.

5. Payments. All amounts are payable to Lender at the address for Lender provided in the Loan Agreement. Payments shall be made in lawful money of the United States, without set-off, deduction, or counterclaim. Under no circumstance may Borrower offset any amount owing by Borrower to Lender with an amount owed by Lender to Borrower under any arrangement. All payments shall be made in cash or cash equivalents in immediately available funds.

6. Prepayment. Borrower may prepay this Note in whole or in part at any time and from time to time without incurring any prepayment fee or penalty; provided that, interest shall accrue on the outstanding principal balance of any principal prepayment through the date of such prepayment.

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7. Default and Remedies.

(a) The happening or occurrence, at any time and from time to time, of any one or more of the following shall immediately constitute an “Event of Default” under this Note:

(i) Borrower shall fail, refuse, or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest under this Note or any other sum payable under the Loan Documents within ninety days (90) days after the same shall become due and payable but has not been paid, whether at the stipulated due date thereof, at a date fixed for payment or at maturity, by acceleration or otherwise; or

(ii) an Event of Default as defined in any of the Loan Documents.

(b) Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and without notice, presentment for payment, demand, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (i) to declare the entire unpaid balance of the Indebtedness then due—the “Indebtedness” representing money borrowed from Lender which is created, assumed, incurred, or guaranteed in any manner by Borrower or for which Borrower is otherwise responsible or liable—at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, (ii) to foreclose any liens and security interests securing payment hereof or thereof (including any liens and security interests covering all or any portion of the Mortgaged Property (as defined in the Deed of Trust)), (iii) refuse to make any Loan to Borrower, even if Lender had previously agreed to make such Loan, and (iv) to exercise any of Lender's other rights, powers, recourses and remedies under this Note, under any other Loan Document, or at law or in equity, and the same (A) shall be cumulative and concurrent, (B) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of the Indebtedness or any part hereof, or against any one or more of them, or against all or any portion of the Mortgaged Property, at the sole discretion of Lender, (C) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (D) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to all or any portion of the Mortgaged Property. No delay on the part of Lender in exercising any power or right shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right further preclude exercise of that power or right. This Note is also subject to the terms and provisions of the Loan Agreement.

8. Attorneys' Fees and Costs. If Lender retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any of the other Loan Documents, in any lawsuit or in any probate, reorganization, bankruptcy, or other proceeding, or otherwise, Borrower agrees to pay all reasonable costs and expenses of collection, including but not limited to, Lender's reasonable attorneys' fees, whether or not any legal action shall be instituted.

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9. Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness, or applicable United States federal law (the “Highest Lawful Rate”) to the extent that such law permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Highest Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Highest Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Highest Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Highest Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as Indebtedness is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Indebtedness.

10. Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Highest Lawful Rate payable on this Note or any other part of the Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Highest Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.

11. WAIVER. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER, THE BORROWER-RELATED PARTIES AND ANY SURETY, ENDORSER, OR GUARANTOR OF THIS NOTE SEVERALLY AND EXPRESSLY (A) WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, GRACE, DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY SECURITY THEREFOR, OR ANY OTHER NOTICES OR ANY OTHER ACTION, AND (B) CONSENT TO ALL RENEWALS, EXTENSIONS, REARRANGEMENTS, AND MODIFICATIONS WHICH FROM TIME TO TIME MAY BE GRANTED BY LENDER WITHOUT NOTICE AND TO ALL PARTIAL PAYMENTS HEREON, WHETHER BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO LENDER. LENDER SHALL SIMILARLY HAVE THE RIGHT TO DEAL IN ANY WAY, AT ANY TIME, WITH ONE OR MORE OF THE FOREGOING PARTIES WITHOUT NOTICE TO ANY OTHER PARTY, AND TO GRANT ANY SUCH PARTY ANY EXTENSIONS OF TIME FOR PAYMENT OF ANY OF SAID INDEBTEDNESS, OR TO GRANT ANY OTHER INDULGENCES OR FORBEARANCES WHATSOEVER, WITHOUT NOTICE TO ANY OTHER PARTY AND WITHOUT IN ANY WAY AFFECTING THE PERSONAL LIABILITY OF ANY PARTY HEREUNDER.

12. CHOICE OF LAW. EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF SECURITY INTERESTS OR REMEDIES IN RESPECT OF ANY PARTICULAR COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, THIS NOTE, AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

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13. JURISDICTION; VENUE. BORROWER IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT BY IT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF TEXAS, SHERMAN DIVISION (THE “SPECIFIED COURTS”). BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE SPECIFIED COURTS. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE THAT THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH SPECIFIED COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND HEREBY IRREVOCABLY AGREES TO A TRANSFER OF ALL SUCH PROCEEDINGS TO THE SPECIFIED COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY BORROWER-RELATED PARTY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

14. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR ASSOCIATED HEREWITH OR THEREWITH; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY “SPECIAL DAMAGES”, AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF LENDER OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BASED UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

15. Notices. Any notice or demand required or given hereunder shall be delivered in accordance with the notice provisions of the Loan Agreement.

16. Successors and Assigns. This Note and all the covenants, promises, and agreements contained herein shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns.

17. Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

18. Termination. This Note may not be terminated orally, but only by a discharge in writing signed by Lender at the time such discharge is sought.

19. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender now or in the future that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff after reasonable notice to Borrower against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

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20. Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses known by Borrower, specifying them.

21. NO ORAL AGREEMENTS. THIS SECURED PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTSREPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions hereof and the other Loan Documents may be amended or waived only by an instrument in writing signed by Borrower and Lender.

[The remainder of this page is left blank intentionally.]

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EXECUTED effective as of the day and year first written above.

BORROWER:

___________________________________

a __________________________________

By: ________________________________

Name: ______________________________

Its: _________________________________

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EXHIBIT C

Form of Deed of Trust

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST
(WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS)

Date:	__________ ___, 20__
Grantor:	________________
Grantor’s Mailing Address:	2101 Cedar Springs Road

Suite 700

Dallas, Texas 75201

Beneficiary:	MCI INCOME FUND VII, LLC
Beneficiary’s Mailing Address:	2101 Cedar Springs Road

Suite 700

Dallas, Texas 75201

Trustee:	J. Marc Hesse
Trustee’s Mailing Address:	5560 Tennyson Parkway

Suite 250

Plano, Texas 75024

Debt Secured:	See Article 1 below

Maturity Date:	See Article 1.1 below

Mortgaged Property:	See attached Exhibit A

TOGETHER WITH the following, whether now owned or hereafter acquired by Grantor: (a) all improvements (the “Improvements”) now or hereafter attached to or placed, erected, constructed, or developed on the land; (b) all water and water rights, timber, crops, and mineral interests pertaining to the land to the extent owned by Grantor; (c) all building materials now or hereafter delivered to and intended to be installed in or on the land or the Improvements; (d) all plans and specifications for the Improvements, to the extent assignable; (e) all contracts relating to the land or the Improvements, to the extent assignable; (f) all bank accounts and funds held by Grantor, documents, contract rights, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols), to the extent assignable, arising from or by virtue of any transactions related to the land or the Improvements; (g) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the land and the Improvements; (h) all proceeds arising from or by virtue of the sale, lease or other disposition of the land or the Improvements; (i) all proceeds (including premium refunds) of each policy of insurance relating to the land or the Improvements; (j) all proceeds from the taking of any of the land, the Improvements, or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law; (k) all right, title and interest of Grantor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the land; (l) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the land or the Improvements, including without limitation cash or securities deposited pursuant to leases to secure performance by the lessees of their obligations thereunder; (m) all rights, hereditaments and appurtenances pertaining to the foregoing; and (n) other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the land and Improvements and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property. The above described property is collectively referred to herein as the “Mortgaged Property.”

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For value received and to secure payment of the Debt (as defined below), Grantor conveys the Mortgaged Property to Trustee in trust. If Grantor performs all of Grantor’s covenants contained in this Deed of Trust and pays the Debt according to its terms, this Deed of Trust, together with the lien granted hereunder, shall have no further effect, and Beneficiary shall release it at Grantor’s expense.

ARTICLE 1.

DEBT SECURED

This Deed of Trust is given to secure each of the following:

1.1 Note. The Note (the “Note”) of even date herewith in the amount of $_____,000.00, such Note maturing on the Redemption Date as defined in, and pursuant to, that certain Loan Agreement, dated as of _________ __, 20__, as may be amended and modified from time to time;

1.2 The Construction Loan Agreement (the “Loan Agreement”) of even date herewith executed by and among Grantor and Beneficiary, if so required by Beneficiary;

1.3 Note Covenants. Performance of all obligations of Grantor under the Note, the Loan Agreement, or any other agreement between Grantor and Beneficiary or among Grantor, Beneficiary, and any other parties pertaining to the use of the proceeds of the Borrower’s Note defined in the Loan Agreement.

1.4 Deed of Trust. Payment of all sums advanced by Beneficiary to or for the benefit of Grantor contemplated hereby and performance of all obligations and covenants herein contained.

The obligations above described are hereinafter collectively called the “Debt.” This Deed of Trust, the Note, the Loan Agreement, and any other instrument given to evidence or further secure, govern, or guarantee the Debt are hereinafter collectively called the “Loan Instruments.” All payments on the Debt shall be payable at the address of Beneficiary as set forth above and, unless otherwise provided in any instrument evidencing the Debt, shall bear interest at the rate set forth in the Note, but not in excess of the highest rate permitted by applicable law, from the date of accrual of the Debt until paid.

ARTICLE 2.

ASSIGNMENT OF RENTS

2.1 Assignment of Rents, Profits, etc. All of the rents, royalties, bonuses, issues, profits, revenue, income, and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease (collectively, the “Leases”) or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants of any part of the Mortgaged Property (hereinafter called the “Rents”), are hereby absolutely and unconditionally assigned to Beneficiary, to be applied by Beneficiary in payment of the Debt. Prior to an Event of Default (as hereinafter defined), Grantor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Grantor, and Grantor shall apply the funds so collected first to the payment of the Debt in such manner as Beneficiary elects and thereafter to the account of Grantor.

2.2 Beneficiary in Possession. Beneficiary’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary as a “mortgagee in possession,” nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

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2.3 Appointment of Attorney. Grantor hereby appoints Beneficiary its attorney-in-fact, coupled with an interest, empowering Beneficiary to subordinate any Leases to this Deed of Trust.

2.4 Indemnification. Grantor hereby agrees to indemnify and hold Beneficiary harmless from all liability, damage, or expense incurred by Beneficiary from any claims under the Leases, if any, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Beneficiary. All amounts indemnified against hereunder, including reasonable attorneys’ fees, if paid by Beneficiary, shall bear interest at the maximum lawful rate and shall be payable by Grantor immediately without demand and shall be secured hereby.

2.5 Records. As soon as practicable after the execution of a Lease, Grantor shall deliver a copy of the Lease to Beneficiary and a copy of all records relating thereto.

2.6 Merger. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the land without the prior written consent of Beneficiary.

2.7 Right to Rely. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall constitute payment to Grantor under the Leases.

ARTICLE 3.

SECURITY AGREEMENT

3.1 Security Interest. This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Uniform Commercial Code (hereinafter called the “Code”), and Grantor grants to Beneficiary a security interest in such portion of the Mortgaged Property. In addition to Beneficiary’s other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary’s security interest, and Grantor shall bear all costs thereof, including all Code searches reasonably required by Beneficiary. If Beneficiary should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days’ written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the Code.

3.2 Notice of Changes. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary’s security interest with respect to any of the Mortgaged Property described or referred to herein.

3.3 Fixtures. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the land, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Grantor, as debtor, is as stated above.

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ARTICLE 4.

REPRESENTATIONS, WARRANTIES, COVENANTS
AND AGREEMENTS OF GRANTOR

Grantor does hereby covenant, warrant, and represent to and agree with Beneficiary as follows:

4.1 Payment and Performance. Grantor shall make all payments on the Debt when due and shall punctually and properly perform all of Grantor’s covenants, obligations, and liabilities under the Loan Instruments.

4.2 Title to Mortgaged Property and Lien of this Deed of Trust. Grantor has good and indefeasible title to the land, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever, except as otherwise provided on Exhibit B attached hereto. If the interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor hereby authorizes Beneficiary, at Grantor’s expenses, to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.

4.3 Organization and Power. Grantor (a) is an entity duly organized, validly existing under the laws of the state of its incorporation and in good standing under the laws of the State of Texas, (b) has complied with all conditions prerequisite to its lawfully doing business in the state where the land is situated, and (c) has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

4.4 Existence of Grantor. Grantor shall preserve and keep in full force and effect its existence, rights, franchises, and trade names.

4.5 Insurance. Grantor shall, at its sole cost and expense, obtain and maintain (a) title insurance (in the form of a commitment, binder or policy as Beneficiary may require), and (b) insurance upon and relating to the Mortgaged Property in accordance with the Loan Agreement.

4.6 Taxes and Assessments. Grantor shall pay all taxes and assessments against or affecting the Mortgaged Property as the same become due and payable, and upon request Grantor shall deliver to Beneficiary written evidence satisfactory to Beneficiary that all taxes and assessments for the previous year were paid, and, if Grantor has failed to pay in a timely manner, Beneficiary may pay them, together with all costs and penalties thereon, at Grantor’s expense; provided, however, that Grantor may in good faith, in lieu of paying such taxes and assessments as they become due and payable, by appropriate proceedings, contest the validity thereof. Pending such contest, Grantor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, Grantor furnishes Beneficiary an indemnity bond secured by a deposit in cash or other security acceptable to Beneficiary, or with a surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith (provided such amount shall not exceed 10% of the tax or assessment being contested), conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated, and if Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest, thereon, on or before the date such judgment becomes final; provided that in any event the tax, assessment, penalties, interest, and costs shall be paid prior to the date on which any writ or order is issued under which the Mortgaged Property may be sold in satisfaction thereof.

4.7 Tax and Insurance Escrow. Upon the occurrence of an Event of Default that is not timely cured, and after a request by Beneficiary, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes and assessments against or affecting the Mortgaged Property by paying to Beneficiary, with each installment payment under the Note prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of installment payments to be made before one month prior to the date when such premiums, taxes and assessments will become delinquent, such sums to be held by Beneficiary, without interest, unless interest is required by applicable law, for the purpose of paying such premiums, taxes and assessments. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note, and any deficiency shall be paid by Grantor to Beneficiary before one month prior to the date when such premiums, taxes, and assessments shall become delinquent. Transfer of legal title to the Mortgaged Property shall automatically transfer to Beneficiary the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise, to be applied to the Debt.

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4.8 Condemnation. All judgments, decrees, and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Beneficiary, who may apply the same to the Debt in such manner as it may elect, and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment, or decree. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify Beneficiary of such fact. Grantor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Beneficiary shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

4.9 Taxes on Note or Deed of Trust. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Note, or any part thereof, Grantor shall immediately pay all such taxes; provided that, if it is unlawful for Grantor to pay such taxes, Grantor shall prepay the Note in full without penalty within one hundred eighty (180) days after demand therefor by Beneficiary.

4.10 Statements by Grantor. Within fifteen (15) days of the written request of Beneficiary, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Beneficiary, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and performance of the terms of the Loan Instruments or, if there are any such offsets or defenses, specifying them.

4.11 Repair, Waste, Alterations, etc. Grantor shall keep every part of the Mortgaged Property in good operating order, repair and condition and shall not commit or permit any waste thereof. Grantor shall promptly make all repairs, renewals and replacements necessary to such end. Grantor shall discharge all claims for labor performed and material furnished therefor and shall not suffer any lien of mechanics or materialmen to attach to any part of the Mortgaged Property. Grantor shall have the right to contest in good faith the validity of any such mechanic’s or materialman’s lien, provided Grantor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than one hundred ten percent (110%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged. If Grantor shall fail to discharge any such lien within thirty (30) days of the date filed, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law. Grantor shall guard every part of the Mortgaged Property from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened.

4.12 No Drilling or Exploration. Without the prior written consent of Beneficiary, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the land. The term “minerals” as used herein shall include, without limiting the generality of such term, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium, and all other natural elements, compounds and substances, including sand and gravel.

4.13 No Pledge or Change of Stock Ownership or Partnership Interest. If Grantor is a corporation or limited liability company, the shareholders or members of Grantor shall not sell, pledged, or assign of any shares of the stock or membership interests of Grantor without the prior written consent of Beneficiary. If Grantor is a partnership or joint venture, the partners or joint venturers of Grantor shall not sell, pledge, or assign any of their partnership or joint venture interest in Grantor and no general partners or joint venturers shall withdraw from or be admitted into Grantor without the prior written consent of Beneficiary.

4.14 Compliance with Laws. Grantor, the Mortgaged Property, and the use thereof by Grantor shall comply with all laws, rules, ordinances,’ regulations, covenants, conditions, restrictions, orders, and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

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4.15 Financial Reporting. Grantor shall at all times keep complete and accurate business records, and Beneficiary may from time to time, upon reasonable request, have access to and examine and copy reports and records concerning Grantor’s business and financial affairs, including consolidated balance sheets and consolidated statements of income and cash flows for each of the first three quarters of a fiscal year and/or income tax returns as filed with the Internal Revenue Service.

4.16 Hold Harmless. Grantor shall defend, at its own cost and expense, and hold Beneficiary harmless from any proceeding or claim affecting the Mortgaged Property or the Loan Instruments. All costs and expenses incurred by Beneficiary in protecting its’ interests hereunder, including all court costs and reasonable attorneys’ fees, shall be borne by Grantor.

4.17 Trade Names. At the request of Beneficiary, Grantor shall execute a certificate in form satisfactory to Beneficiary listing the trade names under which Grantor intends to operate the Mortgaged Property and representing and warranting that Grantor does business under no other trade name with respect to the Mortgaged Property. Grantor shall immediately notify Beneficiary in writing of any change in said trade names, and shall, upon request of Beneficiary, execute any additional financing statements and other certificates required to reflect the change in trade names and shall execute and file any assumed name certificate required by applicable laws.

4.18 Further Assurances. Grantor, upon the request of Beneficiary, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Instruments and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically but without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Mortgaged Property.

4.19 Recording and Filing. Grantor shall cause the Loan Instruments and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Beneficiary shall reasonably request, and shall pay all such recording, filing, rerecording and refiling fees, title insurance premiums, and other charges.

ARTICLE 5.

SUBORDINATE DEED OF TRUST

Grantor shall not, without the prior written consent of Beneficiary, grant any lien, security interest, or other encumbrance (hereinafter called “Subordinate Deed of Trust”) covering any of the Mortgaged Property. If Beneficiary consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

5.1 the Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust;

5.2 if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Beneficiary;

5.3 Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Debt then due and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Beneficiary may determine, prior to being applied to any debt secured by the Subordinate Deed of Trust; and

5.4 a copy of any notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be contemporaneously given to Beneficiary.

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ARTICLE 6.

MISCELLANEOUS

6.1 Collection. If the Debt shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after default or maturity, Grantor agrees to pay the reasonable attorneys’ and collection fees in the amount set forth in the Note, and such fees shall be a part of the Debt.

6.2 Change in Ownership. If the ownership (legal or beneficial) of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor (other than in connection with a partial release of a platted lot or other unplatted portion (each a “Parcel”) from the lien of this Deed of Trust), or in the event of a change of any ownership of Grantor (legal or beneficial), Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Debt in the same manner as with Grantor without in any way vitiating or discharging Grantor’s liability hereunder or upon the Debt. No sale of the Mortgaged Property (other than in connection with a partial release of a Parcel from the lien of this Deed of Trust), and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Debt, shall operate to release or affect the original liability of Grantor.

6.3 Release of Lien. If Grantor shall perform each of the covenants and agreements herein contained, then this conveyance shall become null and void and shall be released at Grantor’s expense; otherwise, it shall remain in full force and effect. No release of this conveyance, or of the lien, security interest, or assignment created and evidenced hereby, shall be valid unless executed by Beneficiary.

6.4 Partial Release of Lien, Extension, Etc. Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest, and assignment thereof against the remainder. The lien, security interest, and other rights granted hereby shall not affect or be affected by any other security taken for the Debt. The taking of additional security, or the extension or renewal of the Debt or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, nor shall it affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder. This Deed of Trust, as well as any instrument given to secure any renewal or extension of the Debt, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Debt is paid.

6.5 Waiver of Marshaling and Certain Rights. To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshaling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, reduce, or affect the right of Beneficiary to sell the Mortgaged Property for the collection of the Debt (without the prior or different resort for collection), or the right of Beneficiary to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant.

6.6 Subrogation. To the extent that proceeds of the Debt are used to pay any outstanding lien, charge, or encumbrance affecting the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantor’s request, and Beneficiary shall be subrogated to all rights, interest, and liens owned or held by any owner or holder of such outstanding liens, charges, and encumbrances, irrespective of whether such liens, charges, or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

6.7 No Waiver. No waiver of any default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the Debt shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights or powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. Acceptance by Beneficiary of partial payments shall not constitute a waiver of the default by failure to make full payments.

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6.8 Limitation on Interest. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment of or acceleration of the maturity of any of the Debt or otherwise, shall any compensation held or found to be interest and the interest contracted for, charged, received, paid, or agreed to be paid by or to Beneficiary exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest and any compensation held or found to be interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest and any such compensation payable or paid to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive interest or anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any such excessive interest shall be applied to the reduction of the principal balance of the Debt and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Debt, such excess shall be refunded to Grantor. All interest and any compensation held or found to be interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread in equal parts during the period of the full stated term of the Debt so that the interest thereon for such full stated term shall not exceed the maximum amount permitted by applicable law; and in the event the Debt is paid in full by Grantor prior to the end of the full stated term and the interest or any compensation held or found to be interest received for the actual period of the existence of the Debt exceeds the maximum lawful rate, Beneficiary shall refund to Grantor the amount of the excess or shall credit the amount of the excess against amounts owing on the Debt.

6.9 Successors and Assigns: Use of Terms. The covenants herein contained shall bind and the benefits and advantages shall inure to the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term “Grantor” shall include in their individual capacities and jointly all parties herein above named a Grantor. The term “Beneficiary” shall include any lawful owner, holder, pledgee, or assignee of any of the Debt. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and each Grantor, if more than one, and each Grantor’s heirs, personal representatives, successors and assigns. Each party who executes this Deed of Trust and each subsequent owner of the Mortgaged Property, or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this Deed of Trust.

6.10 Beneficiary’s Consent. Except and to the extent as otherwise provided in the Loan Agreement, in any instance hereunder where Beneficiary’s approval or consent is required, or the exercise of Beneficiary’s judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the commercially reasonable discretion of Beneficiary.

6.11 Severability. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity, and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid, and enforceable and as similar in terms to such illegal, invalid, or unenforceable provision as may be possible. If any of the Debt shall be unsecured, the unsecured portion of the Debt shall be completely paid prior to the payment of the secured portion of such Debt, and all payments made on account of the Debt shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Debt.

6.12 Modification or Termination. The Loan Instruments may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination that is not so documented shall not be effective as to any party.

6.13 No Partnership. Nothing contained in the Loan Instruments is intended to create any partnership, joint venture, or association between Grantor and Beneficiary, or in any way make Beneficiary a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

6.14 No Homestead. With respect to each Grantor who is an individual, no part of the Mortgaged Property constitutes any part of his business or residential homestead.

6.15 Headings. The Article, Paragraph, and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs, or Subparagraphs.

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6.16 Applicable to Prior Liens. If this Deed of Trust is or becomes subordinate to any other liens, security interests, assignments of leases or rents or any other encumbrances (collectively, the “Prior Liens”) affecting any of the Mortgaged Property (all documents creating the Prior Liens and evidencing and governing the debt secured thereby being collectively called the “Prior Lien Documents”) the provisions of this Section 6.16 shall apply. Grantor shall not enter into any renewal, extension, modification, increase, or refinancing of any of the Prior Lien Documents or the debt secured thereby without prior consent of Beneficiary. Grantor shall pay when due all debt evidenced and secured by the Prior Lien Documents and shall timely perform all other obligations of the Grantor under the Prior Lien Documents. Beneficiary may, but shall not be obligated to, pay any such debt or perform any such obligations for the account of Grantor and any sum so expended shall be secured hereby. Grantor shall pay to Beneficiary all amounts so expended by Beneficiary with interest on such amounts from the date paid at the rate set forth in the Note, but not in excess of the highest rate permitted by applicable law. Any default under any of the Prior Lien Documents shall constitute an event of default hereunder. Grantor shall send to Beneficiary a copy of each notice of default or notice of acceleration or other notice received by Grantor from the holder of any of the Prior Lien Documents within one (1) business day after receipt thereof by Grantor. Notwithstanding the foregoing, Beneficiary does not consent to any Prior Lien unless otherwise expressly permitted in this Deed of Trust.

6.17 Entire Agreement. The Loan Instruments constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary in connection therewith.

ARTICLE 7.

EVENTS OF DEFAULT

The occurrence of any of the following shall be a default hereunder (“Event of Default”):

7.1 Failure to Pay Debt. Any of the Debt not paid in accordance with the terms of the Note.

7.2 Nonperformance of Covenants. Any covenant in the Loan Instruments is not fully and timely performed within the applicable cure period provided in the Loan Instruments, or the occurrence of any event of default thereunder after the expiration of all notice and cure periods.

7.3 False Representation. Any statement, representation, or warranty in the Loan Instruments, any financial statement, or any other writing delivered to Beneficiary in connection with the Debt is false, misleading, or erroneous in any material respect and such default is not cured within any applicable cure period provided in the Loan Instruments.

7.4 Transfer of the Mortgaged Property. Title to all or any part of the Mortgaged Property (unless in connection with a partial release of a Parcel from the lien of this Deed of Trust) shall become vested in any party other than Grantor, whether by operation of law or otherwise; provided, that this provision shall not constitute an event of default when the grantee’s integrity, reputation, character, credit worthiness, and management ability are satisfactory to Beneficiary, in its sole judgment, and grantee has executed, prior to such sale or transfer, a written assumption agreement containing such terms as Beneficiary may require, including, if required by Beneficiary, a principal pay-down on the Note, an increase in the rate of interest payable under the Note and a transfer fee.

7.5 Bankruptcy or Insolvency. The Grantor or any person obligated to pay any part of the Debt:

7.5.1 does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

7.5.2 commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or

7.5.3 in any involuntary case proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

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7.5.4 conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

7.5.5 has a trustee, receiver, custodian or other similar official appointed for or take possession of all or any part of the Mortgaged Property or any other of its property or has any court take jurisdiction of any other of its property which remains undismissed for a period of sixty (60) days; or

7.5.6 fails to have discharged within a period of sixty (60) days any attachment, sequestration, or similar writ levied upon any property of such person; or

7.6 Dissolution (Applicable to Corporate. Partnership or Joint Venture Grantor). Grantor dissolves, liquidates, or (if corporate Grantor) merges with or is consolidated into any other corporation.

7.7 Foreclosure of Other Liens. The holder of any lien or security interest on the Mortgaged Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

ARTICLE 8.

REMEDIES

If an Event of Default shall occur, and after such notice and right to cure, if any, as may be provided in the Loan Agreement, Beneficiary may exercise any one or more of the following remedies, without notice:

8.1 Acceleration. Beneficiary may declare the Debt immediately due and payable, without notice, whereupon the same shall become immediately due and payable. Grantor hereby waives notice of intent to accelerate, except as may be otherwise provided in the Loan Agreement.

8.2 Enforcement of Assignment of Rents. Beneficiary may:

8.2.1 terminate the license granted to Grantor to collect the Rents, collect and sue for the Rents in Beneficiary’s own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys’ fees, apply the net proceeds thereof to any Debt as Beneficiary may elect;

8.2.2 make, modify, enforce, cancel, or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate,’ refurbish, repair, clean, and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Mortgaged Property;

8.2.3 apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys’ fees, or to the Debt; and

8.2.4 require Grantor to transfer all security deposits and records thereof to Beneficiary.

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8.3 Foreclosure. Beneficiary may require the Trustee to sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the door of the county courthouse of the county in Texas in which such Mortgaged Property or any part thereof is situated, between the hours of 10:00 o’clock A.M. and 4:00 o’clock P.M. on the first Tuesday of any month, after giving notice of the time, place and terms of said sale and of the property to be sold, by posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made, and if the property to be sold is situated in more than one county one notice shall be posted at the courthouse door of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Beneficiary and file a copy of such written notice in each county in which the property to be sold is situated. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor’s address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (a) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee’s fee or commission; (b) second, he shall pay, so far as may be possible the Debt, discharging first that portion of the Debt arising under the covenants or agreements herein contained and not evidenced by the Note; (c) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Debt and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Debt or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Debt due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Debt; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Debt, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Debt. At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Debt, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee’s or foreclosure sale hereunder, and the amount of Beneficiary’s successful bid may be credited on the Debt.

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8.4 Tenancy at Will. In the event of a trustee’s sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

8.5 Substitute Trustee. If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority.

8.6 Indemnification of Trustee. Except for gross negligence, gross fraud, or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee against all liability and expenses that he may incur in the performance of his duties hereunder.

8.7 Lawsuits. Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

8.8 Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder that is not cured within any applicable cure period, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place, and stead of Grantor, or otherwise, as the Beneficiary shall deem best, and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

8.9 Trustee or Receiver. Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Debt, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Paragraph 2.1 hereof.

8.10 Beneficiary’s Right to Perform. Upon Grantor’s failure to make a payment or perform an act required by the Loan Instruments beyond any applicable cure period, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action as it may deem necessary or appropriate.

8.11 Reimbursement of Expenditure. If Beneficiary shall expend any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of the Loan Instruments, Grantor shall repay the same to Beneficiary immediately at the place where the Note is payable, together with interest thereon at the highest rate permitted by applicable law from and after the date of each such expenditure by Beneficiary.

8.12 Other Rights. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Instruments now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

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8.13 Remedies Cumulative, Concurrent, and Nonexclusive. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Instruments and available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Debt, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

8.14 Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

ARTICLE 9

ENVIRONMENTAL MATTERS

9.1 Representations: Warranties: Covenants: and Indemnities. To its current, actual knowledge, Grantor hereby represents, warrants, and covenants to Beneficiary:

9.1.1 the location, construction, occupancy, operation and use of the Mortgaged Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Mortgaged Property, including without limitation all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations (hereinafter sometimes collectively called “Applicable Laws”).

9.1.2 without limitation of 9.1.1 above, the Mortgaged Property and Grantor are not in material violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), the Hazardous Materials Transportation Act (“HMTA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Texas Water Code, the Texas Solid Waste Disposal Act (“TSWDA”) and any amendment to these statutes, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property.

9.1.3 Grantor has obtained all requisite permits, licenses or similar authorizations that might be necessary to construct, occupy, operate or use any improvements forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws. In addition, if applicable, Grantor has registered any aboveground or underground petroleum storage tanks as may be required by the Texas Commission on Environmental Quality (“TCEQ”) and has paid all registration fees currently. Grantor represents that Grantor will file, if applicable, an appropriate affidavit to that effect and obtain certification from the Texas Water Commission relating to such registration and payment of fees. Grantor further represents, as applicable, that Grantor will maintain the registration fees in a current status and will not allow them to become delinquent. Grantor further represents and warrants to the best of its actual knowledge after due inquiry that the Mortgaged Property contains no asbestos or presumed asbestos containing materials (herein, collectively referred to as “Asbestos”), or that if any Asbestos is present, Grantor will comply with all laws and regulations applicable to the Asbestos and will develop and implement an Operations and Maintenance Plan (“O&M Plan”) to address any Asbestos at the Mortgaged Property, which O&M Plan will include provisions for the periodic monitoring of the condition of the Asbestos.

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9.1.4 Grantor has taken all commercially reasonable steps necessary to determine and has determined that no hazardous substances have been released on, under or to the Mortgaged Property. Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing, any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance by any prior owners or occupants of the Mortgaged Property or any actual or threatened litigation or claims of any kind by any person relating to such matters. The use which Grantor makes and intends to make of the Mortgaged Property will not result in the release of any hazardous substance on, under or to the Mortgaged Property. The term “hazardous substance” shall mean (i) “hazardous substance” and “pollutant or contaminant” as those terms are defined or used in Section 101 of CERCLA, (ii) asbestos containing materials and presumed asbestos containing materials, (iii) petroleum, petroleum products, natural gas liquids, and any waste associated with the exploration, development or production of the same, (iv) radioactive materials, and (v) “solid waste” as that term is defined in the TSWDA. The term “release” shall have the meaning specified in CERCLA; provided, in the event CERCLA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance” or “release,” which is broader than the meaning specified in either CERCLA or RCRA, such broader meaning shall apply.

9.1.5 in the event that any hazardous substances are released on, from and/or under the Mortgaged Property, resulting in the contamination or pollution to the Mortgaged Property or any adjoining property, whether occurring before or after the date of this document, then Grantor shall indemnify and hold harmless the Beneficiary and its successors and assigns from and against any and all liability of said contamination or pollution, whether or not caused by or consented to by the Grantor.

9.1.6 in the event that any hazardous substances are released on, from and/or under the Mortgaged Property, resulting in the contamination or pollution to the Mortgaged Property or any adjoining property, whether occurring before or after the date of this document, then Grantor shall have the absolute responsibility for all cleanup of said pollution or contamination or reclamation of, the Mortgaged Property and all costs and expenses thereof, arising out of said contamination or pollution, whether or not caused by or consented to by the Grantor, which cleanup or reclamation must be in compliance with all Applicable Environmental Laws.

9.1.7 Grantor authorizes Beneficiary and its agents to enter upon the Mortgaged Property to make such inspections and tests as Beneficiary may deem appropriate in its sole discretion to determine compliance of the Mortgaged Property with this paragraph. Any inspections or tests made by Beneficiary shall be for Beneficiary’s purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Grantor or to any other person.

9.1.8 the provisions of this paragraph, including the obligation to indemnify, shall survive the payment of the indebtedness secured by this Deed of Trust and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Beneficiary’s acquisition of any interest in the Mortgaged Property, whether by foreclosure or otherwise, unless such liability arose from and after the date Beneficiary acquired a fee interest in the Mortgaged Property.

9.1.9 Beneficiary shall have the right, but shall not be obligated, to cure any violation of Applicable Environmental Laws or remediate any release of a hazardous substance. If Beneficiary chooses to exercise this privilege, then Beneficiary shall be subrogated to any claim which Grantor might have to remediation funds regulated by the TCEQ as well as the Environmental Protection Agency. Any funds expended by Beneficiary to cure such violations or remediate any release of a hazardous substance which are not reimbursed by remediation funds shall become a part of the indebtedness secured by the Deed of Trust. Failure to comply with the agreements in this paragraph and any violation of the representations and covenants herein, shall constitute an event of default under the Deed of Trust. Beneficiary shall have all rights and remedies under the Deed of Trust relating to such default.

9.1.10 Grantor has provided, and in the future shall provide, to Beneficiary copies of all reports, information, materials, data, records, drawings, specifications, engineering and other documents relating to the Mortgaged Property and compliance with Applicable Environmental Laws or Hazardous Substances.

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ARTICLE 10

MISCELLANEOUS

10.1 Construction Deed of Trust. This Deed of Trust constitutes a “construction mortgage” as defined in Section 9.334 of the Code and secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the land.

10.2 Partial Releases. Provided no Event of Default has occurred and remains uncured, Beneficiary shall release from the lien of this Deed of Trust a Parcel upon receipt of the Partial Release Price (as defined in the Loan Agreement) which shall be applied as a prepayment of principal on Note.

[Remainder of this page intentionally left blank.]

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EXECUTED on the date first set forth above.

____________________________

a ___________________________

By: _________________________

Name: _______________________

Title: ________________________

ACKNOWLEDGMENT

STATE OF TEXAS	§
COUNTY OF __________	§

BEFORE ME, the undersigned authority, on this day personally appeared _____________, the Co-President of _____________________ a ________________, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this _____ day of ________________, 20__.

______________________________________

NOTARY PUBLIC, STATE OF TEXAS

Printed Name: ___________________________

My Commission Expires: ___________________

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EXHIBIT “A”
TO
DEED OF TRUST

Legal Description of Real Property

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EXHIBIT “B”
TO
DEED OF TRUST

Permitted Exceptions

NONE

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EXHIBIT D

Form of Collateral Pledge of Membership Interests Agreement

COLLATERAL PLEDGE OF MEMBERSHIP INTERESTS AGREEMENT

THIS COLLATERAL PLEDGE OF MEMBERSHIP INTERESTS AGREEMENT (the “Agreement”) is made and entered into as of the ____ day of _________, 20__, by and between MCI INCOME FUND VII, LLC, a Delaware limited liability company (“Pledgee”), and MCI DEVELOPMENT 1, LLC, a Wyoming limited liability company (“Pledgor”).

W I T N E S S E T H:

Pledgee and [Pledgor]/[the Company (as defined below)] have entered a Loan Agreement, dated of even date herewith (the “Loan Agreement”), for a loan by Pledgee to [Pledgor]/[the Company] in the amount of $_________________ (the “Loan”), which Loan is evidenced by that certain promissory note in the original principal amount of _____________________________________, dated of even date herewith, executed by [Pledgor]/[the Company] and payable to the order of Pledgee (the “Note”). As a condition of the Loan, Pledgee requires that Pledgor pledge to Pledgee a continuing security interest in all of Pledgor’s respective membership interests in [SPE ENTITY], a ___________ limited liability company (the “Company”), as collateral security for the payment by [Pledgor]/[the Company] all indebtedness evidenced by and all amounts owing in connection with the Note.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, and in order to secure fully the payment and performance of the Loan and all of the other obligations of Pledgor and the Company thereunder and hereunder, Pledgor hereby covenants and agrees as follows:

1. Pledge of Pledged Interest.

(a) For the purposes of further securing the indebtedness under the Note, Pledgor hereby grants to Pledgee a lien upon, security interest in, and security title to Pledgor’s one-hundred percent (100%) Membership Interest in the Company, all rights and privileges pertaining thereto, and all such interest and other dividends and distributions paid or payable on such Membership Interest (all of the foregoing, collectively, the “Pledged Interest”). Subject to the provisions hereof, Pledgor has delivered to Pledgee a certificate representing the Pledged Interest and an undated membership interest power endorsed in blank, as security for the indebtedness under the Note. Pledgee shall exercise reasonable care with respect to the certificate representing the Pledged Interest in its custody hereunder. In addition, Pledgor hereby authorizes Pledgee, in its sole discretion, to file a financing statement with the appropriate officials to evidence the security interest being granted to Pledgee hereunder.

(b) In the event the percentage Membership Interest owned by Pledgor in the Company is adjusted following the date hereof, Pledgor hereby agrees to deliver to Pledgee (i) a new certificate and duly executed undated membership interest power endorsed in blank, reflecting such adjusted percentages, and (ii) an amendment to this Agreement in such form as reasonably requested by Pledgee.

2. Covenants. So long as the indebtedness under the Note shall remain outstanding, Pledgor shall, unless Pledgee shall otherwise consent in writing in its reasonable discretion:

(a) at Pledgee’s expense, at any time and from time to time, promptly execute and deliver such instruments and documents, and take such actions that are necessary to (i) perfect and protect the security interest purported to be created hereby, or (ii) reasonably enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Interest;

(b) not create nor suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any Pledged Interest except for the security interest created hereby;

(c) not permit the issuance of (i) any additional membership interests of any class of the Company (except for any membership interests issued to Pledgee or any entity affiliated with, or under common ownership with, Pledgee), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such interest in the membership interests of the Company, (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any membership interests of the Company or (iv) any dividends or other distributions with respect to the membership interests of the Company;

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(d) vote in favor of or agree or consent to (i) any agreement restricting or otherwise governing the disposition of any Pledged Interest, or (ii) a dissolution of the Company; and

(e) not sell, assign, pledge, exchange or otherwise dispose of any Pledged Interest or any interest therein.

3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Pledgee as follows:

(a) Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of Wyoming. Pledgor has all requisite power and authority to enter into this Agreement and any other agreements, documents and instruments to be executed by Pledgor in connection herewith (collectively, the “Related Documents”), and to consummate the transactions contemplated hereby and thereby.

(b) Neither the execution, delivery nor performance of this Agreement or any of the Related Documents by Pledgor will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any mortgage, deed of trust, lease, license, agreement, contract, understanding, law, rule or regulation or any order, judgment or decree to which Pledgor is a party or by which it may be bound or affected, nor violate or conflict with any provisions of Pledgor’s Articles of Organization or Operating Agreement. All proceedings required to be taken Pledgor to authorize the execution, delivery and performance of this Agreement and the Related Documents to be executed by it pursuant hereto have been properly taken. This Agreement has been duly executed and delivered by Pledgor and constitutes, and all Related Documents to be executed by Pledgor, when executed and delivered by Pledgor, will constitute, the legal, valid and binding obligation of Pledgor, enforceable in accordance with the terms hereof and thereof, except to the extent limited by bankruptcy, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights, by equitable limitations on its enforceability, and by other laws of general application relating to general equitable principles.

(c) Prior to the consummation of the transactions contemplated hereby, Pledgor holds all right, title and interest in and to the Pledged Interest, free and clear of any and all charges, claims, pledges, liens, mortgages, restrictions and security interests (collectively, “Encumbrances”) except for Encumbrances arising under any applicable federal, state or local securities laws, rules and regulations or the operating agreement of the Company (the “Operating Agreement”).

4. Waiver of Restrictions. As evidenced by its respective execution and delivery below, each of Pledgor and Pledgee hereby waives all rights of first refusal, restrictions on transfer, preemptive and other similar restrictions imposed under the Operating Agreement, if any, with respect to the consummation of any of the transactions contemplated under this Agreement including, without limitation, the vesting in Pledgee of ownership or any other rights in and to the Pledged Interest upon the occurrence of an Event of Default (as defined below).

5. Ownership and Property Rights with Respect to the Pledged Interest.

(a) Unless and until an Event of Default (as hereinafter defined) occurs and subject to the terms hereof, Pledgor shall:

(i)	have and retain full legal and beneficial ownership of the Pledged Interest, subject only to the rights of Pledgee hereunder;

(ii)	have the sole right to exercise all voting and other consensual rights with respect to the Pledged Interest (subject to the limitation herein);

(iii)	have the sole right to any income (including, without limitation, dividends) from the Pledged Interest; and

(iv)	pay taxes, assessments or other charges upon or with respect to the Pledged Interest or the income therefrom, or dividends thereon, or the gain or less of value thereof.

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(b) Upon the occurrence and during the continuation of an Event of Default:

(i)	upon the giving of written notice by Pledgee to Pledgor, following the occurrence of an Event of Default and cure period applicable thereto, which notice states that Pledgee is terminating Pledgor’s rights to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Paragraph 5(a) hereof, all rights to Pledgor to exercise the voting and other consensual rights which it would have otherwise be entitled to exercise pursuant to Paragraph 5(a) hereof, shall cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold the Pledged Interest;

(ii)	without limiting the generality of the foregoing, Pledgee may at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or option pertaining to the Pledged Interest as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interest upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor upon the exercise by Pledgor or any right, privilege or option or option pertaining to any Pledged Interest, and in connection therewith, to deposit and deliver any and all of the Pledged Interest with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)	all cash, income, distributions, dividends and interest payments that are received by Pledgor shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee in the exact form received with any necessary endorsement and/or appropriate membership interest powers duly executed in blank, to be held by Pledgee as further collateral security for the Note.

6. Release of Pledged Interest; Termination of Pledge. The Pledged Interest shall be held by Pledgee as pledgee hereunder in accordance with the terms hereof to assure the faithful performance of Pledgor of its obligations to pay the indebtedness under the Note. All Pledged Interest hereunder shall be released upon full and final payment of all obligations under the Note.

All right and interest of Pledgee in the Pledged Interest to be released as set forth above (the “Released Interest”) shall terminate upon payment in full of the indebtedness under the Note as set forth above, at which time Pledgee shall immediately return to Pledgor the certificates representing such Released Interest and all rights received by Pledgee as a result of its possessory interest in such Released Interest.

7. Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”) hereunder:

(a) a default in the payment of any installment or payment of principal and/or interest due under the Note;

(b) a default under the Loan Agreement or under any other loan document to be executed pursuant to, or under, the Loan Agreement;

(c) Pledgor violates any of the covenants contained herein;

(d) Pledgor becomes insolvent, makes an assignment for the benefit of creditors, has a receiver, liquidator or trustee appointed for it, or any petition for bankruptcy is filed by or against Pledgor, and in the case of an action or petition in bankruptcy being filed against Pledgor, any such action or petition is consented to by Pledgor or is not dismissed within sixty (60) days following its commencement or filing;

(e) the dissolution, merger or consolidation of the Company or Pledgor without the express written consent of Pledgee; and

(f) the sale, transfer or exchange, either directly or indirectly, of a controlling interest in the Company or Pledgor without the express written consent of Pledgee.

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8. Remedies Upon Default. If an Event of Default shall have occurred and be continuing beyond the cure period applicable thereto:

(a) Pledgee may transfer the Pledged Interest into Pledgee's name (or the name of Pledgee’s designee) and thereafter receive all cash equity interests and other dividends or distributions paid or payable in respect thereof, and otherwise act with respect thereto as the absolute owner thereof.

(b) Pledgee may exercise in respect of the Pledged Interest, in addition to other rights and remedies provided herein or otherwise available to it, all of the rights and remedies of a secured party in default under the Uniform Commercial Code then in effect in the State of ____________; and, without limiting the generality of the foregoing and without notice except as specified in the preceding sentence, sell the Pledged Interest or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as Pledgor may deem commercially reasonable, subject to the restrictions set forth in the Operating Agreement. Notwithstanding anything contained herein or elsewhere to the contrary, before any sale of the Pledged Interest, Pledgee shall first give Pledgor thirty (30) days’ written notice of such proposed sale and the opportunity to cure such Event of Default. Pledgor agrees that, to the extent notice of the sale shall be required by law, such thirty (30) days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of the Pledged Interest regardless of notice to sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) In the event that Pledgee determines to exercise its rights to sell all or any part of the Pledged Interest pursuant to Paragraph 8(a) above, Pledgor will, at Pledgor’s expense and upon written request by Pledgee; (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of Pledgee, required under the provisions of the Securities Act of 1933, as amended (the “Securities Act”) or under the provisions of the state securities of “Blue Sky” laws of each jurisdiction; (ii) obtain all necessary government approvals for the sale or such Pledged Interest, as reasonably requested by Pledgee; and (iii) do or cause to be done all other such acts and things as may be necessary to make such sale of such Pledged Interest valid and binding and in compliance with applicable law.

(d) Notwithstanding the provisions of Paragraph 8(b) above, Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Interest and that Pledgee may determine to make one or more private sales of any such securities to a restricted group or purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to a seller than those that might have been obtained at a public sale, and notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of ________________ (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a public sale for the purposes of Section 9-504(3) of the Uniform Commercial Code (or any successor or similar applicable statutory provision) as then in effect in the State of _____________, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Pledgee may in such event bid for the purchase of such securities.

(e) All cash proceeds received by Pledgee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Interest may, in the discretion of Pledgee, be held by Pledgee as collateral for and/or then or at any time thereafter applied after payment of any amounts payable to Pledgee, in whole or in part, by Pledgee against all or any part of the obligations under the Note in such order as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of the Note shall be paid over to Pledgor or to such other person as may be lawfully entitled to receive such surplus.

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(f) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Pledgee is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Note for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable attorneys’ fees of Pledgee to collect such deficiency.

9. Governing Law. This Agreement shall be deemed to be made under and shall be governed by the laws of the State of Texas in all respects, including matters of construction, validity and performance.

10. Binding Agreement. This Agreement shall be binding upon the undersigned Pledgor and its successors and assigns, and shall inure to the benefit of Pledgee and its successor and assigns.

11. Notices. Any notice or demand required or given hereunder shall be delivered in accordance with the notice provisions of the Loan Agreement.

12. Submission to Jurisdiction. Each of the parties hereto hereby agrees that all actions, suits or other proceedings arising out of or relating in any way to this Agreement shall be brought only in federal or state courts in the State of Texas. Each of the parties hereto hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert any objection he may now or hereafter have to the laying of venue of all actions, suits or proceedings arising out of or relating in any way to this Agreement in federal and state courts in the State of Texas and irrevocably submits to the jurisdiction of such courts for such purposes. Each of the parties hereto hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert in any such action, suit or proceeding that he is not subject to the personal jurisdiction of such courts or that the action, suit or proceeding should be transferred to a different venue under forum non conveniens principles or statutes embodying such principles.

13. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals to day and year first above written.

PLEDGOR:

MCI DEVELOPMENT 1, LLC,

a Wyoming limited liability company

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

PLEDGEE:

MCI INCOME FUND VII, LLC,

a Delaware limited liability company

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

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EXHIBIT E

Form of Construction Loan Agreement

CONSTRUCTION LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (“Loan Agreement”), dated as of ___________, 20__ is made by and between MCI INCOME FUND VII, LLC, a Delaware limited liability company, whose address is 2101 Cedar Springs Road, Suite 700, Dallas, TX 75201; (“Lender”) and ___________________, a Texas limited liability company, whose address is 2101 Cedar Springs Road, Suite 700, Dallas, TX 75201; (“Borrower”) with respect to a loan in the principal sum of _______________________ ($_____________), such loan provided pursuant to a secured promissory note of even date herewith between the Lender and Borrower, and further pursuant to the terms of the Loan Policies and Procedures.

ARTICLE 1 – Definitions

For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

1.1 Advance. The term “Advance” or “Advances” shall mean a disbursement or disbursements, respectively, by Lender of any of the proceeds of the Loan and/or the Borrower's Deposit.

1.2 Affidavit of Borrower. The term “Affidavit of Borrower” shall mean a sworn affidavit of Borrower (and/or such other parties as Lender may require, including the Contractor) to the effect that all statements, invoices, bills, and other expenses incident to the acquisition of the Property and the construction of the Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to a Construction Contract, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

1.3 Advance Request. The term “Advance Request” shall mean a written application (substantially in the form of Exhibit G to the Loan Policies and Procedures) which Borrower will submit or will cause the Contractor to submit to Lender and, if so requested by Lender, an Affidavit of Borrower, accompanied by such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents as Lender may request.

1.4 Approved Budget. The term “Approved Budget” shall mean a budget or cost itemization submitted by Borrower and approved by Lender specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the Improvements in accordance with the Plans, the Permanent Loan Commitment and all Governmental Requirements, and (b) all other expenses anticipated by Borrower incident to the Loan, the construction of the Improvements and the Property, including if applicable, the cost for the acquisition of the Property.

1.5 Architect. The term “Architect” shall mean the Architect, if any, hired by Borrower to perform services in relation to the development and/or construction of the Property.

1.6 Architectural Contract. The term “Architectural Contract” shall mean a written agreement between Borrower and Architect for architectural services pertaining to construction of the Improvements, if applicable.

1.7 Borrower. The term “Borrower” shall mean all parties named Borrower in the first paragraph of this Loan Agreement.

1.8 Borrower's Deposit. The term “Borrower's Deposit” shall mean such cash sums in addition to the Loan as Lender may deem necessary from time to time until the Loan is paid in full, for the payment of the costs of labor, materials, and services required for the construction of the Improvements, other costs and expenses specified in the Approved Budget, and other costs and expenses required to be paid in connection with the construction of Improvements in accordance with the Plans, any Governmental Requirements and the requirements of the Permanent Loan Commitment, if applicable.

1.9 Code. The term “Code” shall mean the Texas Business and Commerce Code.

1.10 Construction Contract. The term “Construction Contract” shall mean a construction contract executed by and between Borrower and the Contractor, for the construction of the Improvements.

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1.11 Contractor. The term “Contractor” shall mean the Contractor hired by Borrower to develop the land and/or construct the Improvements thereon.

1.12 Debtor Relief Laws. The term “Debtor Relief Laws” shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

1.13 Deed of Trust. The term “Deed of Trust” shall mean the Deed of Trust, Security Agreement and Assignment of Rents or any other similar instrument or document securing the payment of the Note and the payment and performance of all obligations specified in the Deed of trust and this Loan Agreement.

1.14 Event of Default. The term “Event of Default” shall mean the occurrence of any one of the following:

(a) Any portion of any indebtedness evidenced, governed or secured by any of the Loan Documents, when the same shall become due and payable, shall fail to be paid and such non-payment is not cured with ninety (90) days;

(b) Any covenant or agreement in this Loan Agreement or any of the other Loan Documents shall fail to be discharged fully and timely or the occurrence of any default or event of default thereunder;

(c) Any representation, warranty, covenant or agreement contained in this Loan Agreement or any of the other Loan Documents, or other information, including without limitation, any Financial Statements or cost estimates, supplied to Lender, is now or hereafter false, misleading or erroneous in any material respect;

(d) Failure of the construction of the Improvements or any materials for which an Advance has been requested, to comply with the Plans, any Governmental Requirements or the requirements of the Permanent Loan Commitment;

(e) Failure of Borrower to satisfy any condition specified herein as precedent to the obligation of Lender to make an Advance after an Advance Request has been submitted by Borrower to Lender;

(f) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by any of the Loan Documents, including any Guarantor, shall (i) voluntarily be adjudicated a bankrupt or insolvent; (ii) seek, consent to or not contest the appointment of a receiver or trustee for itself or himself or for all or any part of its or his assets; (iii) file a petition seeking relief under any Debtor Relief Laws; (iv) make a general assignment for the benefit of its or his creditors; or (v) admit in writing its or his inability to pay its or his debts as they mature;

(g) When (i) a petition is filed against Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, seeking relief under any Debtor Relief Laws, and such petition is not withdrawn or discharged within ninety (90) days; or (ii) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for any part of Borrower's assets or any assets of any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor;

(h) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall dissolve or liquidate, merge with or be consolidated into any other entity, or transfer any portion of or interest in the Property, or shall attempt to do any of the same, or if Borrower or any person obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall die or become mentally incompetent;

(i) Any portion of the Property is abandoned, substantially damaged, or threatened with substantial damage, so that in Lender's judgment it cannot promptly be restored with available funds to a profitable condition;

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(j) The holder of any lien or security interest on the Property (notwithstanding that the creation of the same may constitute a separate default hereunder) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(k) A final judgment shall be entered against Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, and if, within ninety (90) days after any entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within ninety (90) days after the expiration of any such stay, such judgment shall not have been discharged;

(l) If Lender, in its sole judgment, determines that the ability of Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, to perform any covenant or agreement in this Loan Agreement or any of the other Loan Documents or pay any indebtedness evidenced, governed or secured by any of the Loan Documents, has deteriorated or been significantly impaired, or that the Property is insufficient as security for said indebtedness;

(m) Any condemnation proceeding is instituted or threatened which would, in Lender's sole judgment, materially impair the use or enjoyment of the Property for its intended purposes;

(n) Without the prior written consent of Lender, Borrower grants any easement or dedication, files any plat or restriction, or otherwise encumbers the Property, unless such action is expressly permitted by the Loan Documents or does not affect the Property;

(o) If Borrower is a corporation, partnership or entity other than an individual and, without the prior written consent of Lender, there is (i) a change in the legal or beneficial ownership of such corporation, partnership or entity; (ii) a conveyance or other transfer of any of the capital stock of such corporation, including the grant of a security interest therein; or (iii) a conveyance or other transfer of any interest in such partnership or entity, including the grant of a security interest therein;

(p) In the reasonable opinion of Lender, there exists any condition and/or circumstance which constitutes an uncorrected violation by Borrower of any Governmental Requirements pertaining to Hazardous Materials, or any condition which requires, or may require, a clean-up, removal, or other remedial action by Borrower under any Governmental Requirements pertaining to Hazardous Materials, and (i) such clean up, removal or other remedial action is not promptly initiated by Borrower within thirty (30) days from the date of written notice from Lender to Borrower and diligently pursued thereafter and (ii) within such thirty (30) day period, security for payment of all costs and expenses of such clean up, removal or other remedial action is not established, and thereafter maintained, by Borrower with Lender in an amount and in a form and content acceptable to Lender;

(q) Borrower or any person or entity obligated to pay any part of the indebtedness evidenced, governed or secured by the Loan Documents, including Guarantor, shall voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to in this Loan Agreement or any of the other Loan Documents.

(r) Title to all or any part of the Property (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Borrower, whether by operation of law or otherwise unless and until Lender’s lien on the Property is released by Lender, in Lender’s sole and absolute discretion.

1.15 Financial Statements. The term “Financial Statements” shall mean such balance sheets, bank statements, tax returns, profit and loss statements and other financial statements, documents and information of Borrower and, if required, of Guarantor, as shall be required (in a form acceptable to Lender) by Lender from time to time, with all of the foregoing being certified as true and correct by the party submitting the foregoing if required by Lender.

1.16 Financing Statements. The term “Financing Statements” shall mean the Form UCC-l financing statements perfecting the security interests securing the Loan, if so filed with the appropriate offices for the perfection of a security interest in any of the Property.

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1.17 Governmental Authority. The term “Governmental Authority” shall mean any and all governmental or quasi-governmental entities of any nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence and whether foreseen or unforeseen, ordinary or extraordinary.

1.18 Governmental Requirements. The term “Governmental Requirements” shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to Borrower, Guarantor, or the Property.

1.19 Guarantor. The term “Guarantor” shall mean all Guarantors (whether one or more), if any, and, if more than one, each guarantor, individually, of the Loan.

1.20 Hazardous Materials. The term “Hazardous Materials” shall mean (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; (c) asbestos in any form; (d) urea formaldehyde foam insulation; (e) polychlorinated biphenyls; (f) crude oil and fractions, fuel oil, gasoline, other petroleum products or by-products; (g) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, pollutants or contaminants which may or could pose a hazard to the health or safety to the occupants of the Property, the Borrower or any future owners of the Property; (h) any substance the presence of which on the Property is prohibited by any Governmental Requirements; and (i) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment or disposal.

1.21 Hazardous Materials Contamination. The term “Hazardous Materials Contamination” shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or off any other property as a result of Hazardous Materials at any time (whether before or after the date of this Loan Agreement) emanating from the Property.

1.22 Improvements. The term “Improvements” shall all improvements now or hereafter attached to or placed, erected, constructed or developed on the Property.

1.23 Inspecting Architects/Engineers/Representatives. The term “Inspecting Architects/ Engineers/ Representatives” shall mean such employees, representatives and agents of Lender or third parties, if any, who may, from time to time, conduct inspections of the Property or offer such other services related thereto on behalf of Lender and not on behalf or for the benefit of Borrower.

1.24 Insurance Policies. The term “Insurance Policies” shall mean:

(a) All-risk builder's risk insurance during the construction of the Improvements, in an amount equal to 100% of the replacement cost of the Improvements, providing all risk coverage on the Improvements and materials stored on the Property and elsewhere, and including the perils of collapse, damage resulting from error in design or faulty workmanship or materials, water damage and, if requested by Lender, flood, earthquake, business interruption and other risks;

(b) All-risk insurance after the completion of the construction of the Improvements, as determined by Lender, in the amount of at least 100% of the replacement cost of such Improvements or in such additional amounts as Lender may require, providing all-risk coverage on the Improvements, and, if requested by Lender, to include the perils of flood, earthquake, business interruption and other risks;

(c) Comprehensive General Liability Insurance for owners and contractors, including blanket contractual liability, products and completed operations, personal injury (including employees), independent contractors, explosion, collapse and underground hazards for not less than $l,000,000 arising out of any one occurrence or in any increased amount required by Lender;

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(d) Comprehensive Automobile Liability Insurance for contractors for not less than $500,000 for bodily injury and $100,000 for property damage arising out of any one occurrence or in any increased amount required by Lender;

(e) Worker's Compensation Insurance for contractors for statutory limits; and

(f) Such other insurance as Lender may require.

Borrower will obtain or will cause the Contractor to obtain any or all of the Insurance Policies as required by Lender from time to time. All insurance Policies required by Lender shall be issued on forms and by companies satisfactory to Lender. Any or all of the Insurance Policies (or copies thereof) required by Lender shall be delivered to Lender by Borrower or the Contractor. Any or all of the Insurance Policies as required by Lender, shall name Lender as an additional insured (where possible) and shall have loss made payable to Lender as mortgagee together with the standard mortgage clause or such other form as Lender may approve. Comprehensive General Liability, Comprehensive Automobile Liability and Worker's Compensation coverages shall have a provision giving Lender fifteen (l5) days prior notice of cancellation or material change of the coverage.

1.25 Lender. The term “Lender” shall mean the Lender named in the first paragraph of this Loan Agreement.

1.26 Loan. The term “Loan” shall mean the construction loan by Lender to Borrower, in an amount up to the amount set forth in the first paragraph of this Loan Agreement, not to exceed, in the aggregate, the payment of the costs of labor, materials, and services supplied for the construction of the Improvements and all other expenses incident to the acquisition and the construction of the Property, all as specified in the Approved Budget.

1.27 Loan Documents. The term “Loan Documents” shall mean this Loan Agreement, the Deed of Trust, the Note, title and hazard insurance policies, and such other instruments evidencing, securing, or pertaining to the Loan as shall, from time to time, be executed and delivered by Borrower, Guarantor, or any other party to Lender pursuant to this Loan Agreement.

1.28 Loan Policies and Procedures. The term “Loan Policies and Procedures” shall mean the document describing the policies and procedures for each loan issued by Lender.

1.29 Note. The term “Note” shall mean the promissory note from Borrower to Lender dated of even date herewith and evidencing the Loan.

1.30 Partial Release. The term “Partial Release” shall mean a release of Lender’s lien on a specific portion of the Property, which shall be granted, executed and delivered by Lender only upon satisfaction of all requirements of Lender, which may include repayment of all Advances of the Loan made by Lender for the portion of the Property and other charges due under such Loan, if any, with respect to such portion of the Property, as determined by Lender, in Lender’s reasonable discretion.

1.31 Permanent Lender. The term “Permanent Lender” shall mean the party issuing a Permanent Loan Commitment which may hereinafter be issued.

1.32 Permanent Loan. The term “Permanent Loan” shall mean a loan, if any, contemplated by the Permanent Loan Commitment.

1.33 Permanent Loan Commitment. The term “Permanent Loan Commitment” shall mean the commitment, if any, issued by Permanent Lender to Borrower to make a Permanent Loan secured by the Property or any commitment hereinafter issued for a Permanent Loan secured by the Property.

1.34 Plans. The term “Plans” shall mean the final working drawings and specifications for the construction of the Improvements.

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1.35 Property. The term “Property” shall mean the real property together with the Improvements thereon and all other property constituting the “Mortgaged Property,” as described in the Deed of Trust. Borrower and Lender hereby acknowledge and agree that Advances are specifically limited to construction of Improvements on the Property, and Lender shall make no Advances for the construction of Improvements in locations other than the Property. For purposes of clarity: Pursuant to the Loan Policies and Procedures, Loans are issued on a per-Project basis, and a “Project” may include one or more parcels of real property under the terms thereof. As such, for purposes herein, a “Property” may be a single parcel of real property or multiple parcels of real property, so long as all described real property for which an Advance is to be made is a part of the same “Project” under the Loan Documents.

1.36 Survey. The term “Survey” shall mean (i) a current certified survey of the Property acceptable to Lender or a recorded plat or map of the Property, as required by Lender, which such plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction of the Property or (ii) a formboard survey of the Property acceptable to Lender and furnished to Lender immediately following such time as the foundation is poured, together with a recorded plat or map of the Property, as required by Lender, which such plat or map shall be approved and accepted by all Governmental Authorities having jurisdiction of the Property.

1.37 Title Company. The term “Title Company” shall mean the Title Company engaged by the Lender to assist in the close and funding of the Loan.

1.38 Title Insurance. The term “Title Insurance” shall mean a title insurance commitment, binder, or policy, as Lender may require, in the amount of the Loan, insuring or committing to ensure that the Deed of Trust constitutes a valid lien covering the Property having the priority required by Lender and subject only to those exceptions and encumbrances which Lender may approve, issued by the Title Company.

ARTICLE 2 – ADVANCES OF THE LOAN

2.1 Commitment of Lender. Subject to the conditions hereof, Lender will make Advances to Borrower in accordance with this Loan Agreement.

2.2 Interest on the Loan. Interest on the Loan, at the rate or rates specified in the Note, shall be computed on the unpaid principal balance which exists from time to time and shall be computed with respect to each Advance only from the date of such Advance (as to the portion of each Advance not constituting a portion of Borrower's Deposit).

2.3 Advances. An initial Advance may be requested at the closing for the Loan for the purchase of the Property and certain ancillary costs associated therewith (such as marketing expenses, closing fees, interest reserves, taxes, earnest money, etc., as may be documented in an Approved Budget). Advances for the payment of costs of labor, materials, and services supplied for the construction of the Improvements and all other items shown in the Approved Budget (other than funds drawn in the initial Advance) shall be made by Lender after actual commencement of construction of the improvements, for work actually done during the preceding period. From time to time, Borrower shall submit or cause the Contractor to submit an Advance Request to Lender requesting an Advance for the payment of costs and expenses as specified in the Approved Budget. Each Application Request submitted to Lender shall be executed by Borrower and approved by Lender. Upon request, Contractor must provide the Borrower with a signed periodic statement listing the bills or expenses that the Contractor represents will be paid or have been paid and for which the Contractor is requesting payment. However, where the Contractor has obtained a valid lien release or waiver from the subcontractor or supplier to whom the bills or expenses are owed, the Contractor is not required to include these bills and expenses in the statement so long as the statement includes a written representation that the balance of any funds that are not itemized in the statement will be paid to the subcontractor or supplier who provided the lien release or waiver, or will be paid to the Contractor as reimbursement for expenses incurred, profit, or overhead. Borrower shall retain for its records a copy of each Advance Request. In no event shall Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns, have liability to Borrower, the Contractor, or to any other party with respect in any way, directly or indirectly, to any Advance Request or the making of any Advance. Lender may require an inspection of and favorable report on the Improvements by the Inspecting Architects/ Engineers/ Representatives prior to making any Advance, the costs of such inspection and report to be paid for by Borrower. Advances for payment of costs of construction of the Improvements and the other items shown in the Approved Budget (including any change orders requested by Borrower) shall be limited to the amounts for that particular cost by item as shown in the Approved Budget, unless (a) the approval of Lender is obtained (and such approval for this particular Advance shall not constitute a similar approval for future Advances) and (b) if required by Lender, a Borrower's Deposit in an amount requested by Lender is made pursuant to Section 4.9 hereof.

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Unless otherwise approved by Lender pursuant to this Section, Advances shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated into the Improvements in a manner acceptable to Lender and the other items shown in the Approved Budget where the costs for these items have been incurred by Borrower and/or Contractor, plus (b) if approved by Lender, the purchase price of all uninstalled materials to be utilized in the construction of the Improvements, title to which has passed to Borrower, stored on the Property or elsewhere with the written consent of, and in a manner acceptable to, Lender, less (c) retainage, if any, less (d) all prior Advances for payment of costs of labor, materials, and services for the construction of the Improvements and the other items shown in the Approved Budget, and less (e) any other amounts Lender deems necessary to withhold. Each Advance Request shall be submitted by Borrower to Lender a reasonable time prior to the date on which an Advance is desired by Borrower. If required by Lender, the final Advance, including all retainage, will not be made until the Lender has received any or all of the following as requested by Lender: (a) a completion certificate from the Inspecting Architects/Engineers/Representatives, (b) evidence that all Governmental Requirements have been satisfied, including, but not limited to, delivery to Lender of certificates of occupancy permitting the Improvements to be legally occupied, (c) evidence that no mechanic's or materialman's liens or other encumbrances have been filed and remain in effect against the Property, and (d) final lien releases or waivers by Architect, Contractor, all subcontractors, materialmen and all other parties who have supplied labor, materials, or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory, or constitutional lien against the Property, and (e) if available under local rules, the Title Insurance shall be endorsed and extended to acknowledge completion of construction of the Improvements without any encroachment and in compliance with all applicable matters of public record and Governmental Requirements, with no additional exception objectionable to Lender. In addition, the final Advance hereunder shall, at Lender's option, be withheld until thirty (30) days after (a) the “completion” (as that term is defined in Section 53.001 of the Texas Property Code) of the Improvements and (b) an affidavit of completion has been filed with the county clerk of the county in which the Property is located in compliance with Section 53.106 of the Texas Property Code.

2.4 General Conditions Precedent. The following must be satisfied as conditions precedent to Lender’s obligation to make any Advance at any time:

(a) All representations and warranties set forth in this Agreement, in each Advance Request and in all other Loan Documents shall be true and complete in all material respects on and as of the date of any such Advance (unless made as to a specific date, in which case such representation and warranty will be true and complete in all material respects as of such specific date), with the same effect as if made and repeated on that date.

(b) As of the date of any such Advance,

(1) Borrower is in compliance with all of the covenants, agreements, obligations and undertakings required to be performed by Borrower under this Agreement and under any of the other Loan Documents unless compliance thereof shall have been waived in writing by Lender;

(2) No Event of Default as defined herein or in any other Loan Instrument, and no event or condition which with the notice or the passage of time or both as prescribed herein or in any such other Loan Document, would constitute any such Event of Default remains uncured to Lender’s satisfaction;

(3) There shall have been no material adverse change in the condition of the Property or the Improvements located thereon or in the business or financial condition or management of Borrower or Guarantor, and neither the Property nor the Improvements shall have suffered any significant damage by fire or other casualty, that is damage by fire or other casualty of in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) which is not adequately covered by insurance and no condemnation or adverse zoning or usage change proceedings shall have been commenced or threatened, and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction or similar matter shall have been enacted, adopted or threatened by any Governmental Authority if the result of such law, regulation, ordinance, moratorium, injunctive proceeding, restriction or like matter would have the effect in Lender’s reasonable judgment, of materially and adversely affecting the expected benefits to be gained by Borrower in connection with the Property or by Lender in connection with its assisting Borrower in financing the subject transaction for any reason, whether because of Borrower’s being prohibited or delayed in completing any of the Improvements or otherwise;

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(4) All statements contained in Borrower’s Advance Request are true and complete in all material respects, and all other certificates, statements and data furnished to Lender by or on behalf of Borrower or in connection with the transactions contemplated by this Agreement or any of the other Loan Documents are true and complete in all material respects, and there are no facts or events known to Borrower which, if disclosed to Lender, would make such statements, certificates or data untrue in any material respect;

(5) All documentation submitted to Lender by Borrower shall at all times be in form and content reasonably acceptable to Lender; and

(6) Lender’s inspectors have approved and/or confirmed completion of all work on the Property, as needed, of which an Advance Request is being submitted, and such approval is submitted with each Advance Request.

(c) Lender shall have no obligation: (i) to make any Advance if any condition precedent set forth herein has not been fully satisfied or waived, (ii) to make any Advance for a line item which exceeds the sums for such line item on the Approved Budget (subject to the provisions of Section 2.7 hereof), (iii) to make any Advance which would cause the aggregate of all Advances by Lender to exceed the maximum amount of the Loan, or (iv) to make any Advance which would cause the aggregate of all Advances by Lender with respect to the Note to exceed the principal amount set forth on the Note.

2.5 Conditions to the First Advance. As a condition precedent to the first Advance hereunder: (1) Borrower must satisfy the conditions required hereby and execute and deliver to, procure for and deposit with, and pay to Lender and, if appropriate, record in the proper records with all filing and recording fees paid, such documents, instruments, certificates and other items as Lender may reasonably require; (2) As a condition precedent to the first Advance for labor, materials, or construction services (whether or not it is the first Advance), if requested by Lender, Borrower and each original contractor, including the Contractor, shall have executed and recorded with the county clerk of the county in which the Property is situated an affidavit of commencement of work, in form and substance approved by Lender, which contains the information required by Section 53.124(c) of the Texas Property Code, provided further that the date of commencement of work specified in such affidavit shall be subsequent to the date of recordation of the Deed of Trust. Such affidavit shall be executed and recorded after the date the work actually commenced, but not later than the 30th day thereafter.

In addition to the requirements and conditions stated elsewhere in this Agreement, the obligation of Lender to fund the Loan, and make the first Advance hereunder is subject to Borrower’s delivery to Lender of the documents, certificates, and other items that are set forth below, if requested by Lender, together with such other documents, instruments, and certificates as Lender, or its legal counsel, may reasonably require from time to time:

(a) As a condition precedent to the first construction Advance with respect to the Property hereunder, the Borrower must satisfy the conditions required hereby, including, without limitation, the conditions set forth in Sections 2.3 and 2.4 of this Agreement.

(b) The Loan Documents duly executed and in recordable form by the Borrower, Guarantor, and other parties thereto, if applicable;

(c) Current survey of the Property to be funded with such Advance prepared in compliance with standards established by Lender and certified to the benefit of Lender and the Title Company, by a duly registered land surveyor or engineer, acceptable to Lender;

(d) The Borrower shall, at its expense, have provided Lender with a Mortgagee Title Policy binder (the “Mortgagee Title Binder”) for the Property, together with a tax deletion endorsement issued by the Title Company, dated the date the Deed of Trust for the Property is filed of record, committing to insure the lien of the Deed of Trust is a first and prior lien upon the Property subject only to such other exceptions as Lender may expressly approve in writing; provided, however, at any time, Lender may require that the Borrower, at Borrower’s expense, provide Lender with a Mortgagee Title Policy (“Mortgagee Title Policy”) for the Property if Lender reasonably determines that such Mortgagee Title Policy is necessary to protect Lender’s interest in the Property;

(e) Evidence that all taxes and assessments levied against or affecting the Property that are due and payable have been paid and are current;

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(f) The insurance policies or certificates of such insurance policies as specified herein;

(g) Evidence of the applicable Property’s compliance with the requirements of all applicable “environmental protection” laws, rules, codes and regulations, whether federal, state, or municipal and that the Improvements are in full compliance with all Governmental Requirements relating to the use, occupancy and operation thereof;

(h) Evidence reasonably satisfactory to Lender that all necessary action on the part of Borrower has been taken with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, so that this Agreement and all Loan Documents to be executed and delivered by or on behalf of Borrower will be valid and binding upon Borrower or the person or entity executing and delivering such document in accordance with its terms;

(i) Evidence of approval of the Plans for the Property by any necessary Governmental Authority;

(j) All building permits and other permits or licenses required by the Governmental Requirements with respect to the construction of the Property, all of which are to be assigned to Lender as additional security for the Loan, in such manner as shall be reasonably acceptable to Lender;

(k) Copies of the executed agreement with the Architect, Contractor and any engineer in form reasonably acceptable to Lender, as applicable;

(l) Evidence that all applicable zoning ordinances or restrictive covenants affecting the applicable Property permit the use for which the applicable Property is intended and have been or will be complied with; and

(m) Such other documents as Lender or its counsel shall require in its commercially reasonable discretion.

2.6 Conditions to Subsequent Advances. As conditions precedent to each Advance other than the first Advance, in addition to all other requirements herein, Borrower must satisfy any or all of the following requirements as required by Lender and deliver to Lender an Advance Request acceptable to Lender and evidence of satisfaction of any or all of the following requirements as required by Lender:

(a) All conditions precedent to the first Advance shall have been satisfied;

(b) There shall then exist no Event of Default and no event which, with the passage of time or giving of notice, would constitute an Event of Default;

(c) Either (i) a foundation survey, if required by Lender, shall have been furnished to Lender within ten (10) days after laying of the foundation of the Improvements, or alternatively, (ii) a form survey, if required by Lender, shall have been furnished to Lender within five (5) days before laying of the foundation of the Improvements, with either (i) or (ii) as the case may be, showing no encroachment of the Improvements on any boundary line, easement, building setback line, or other restricted area;

(d) The representations and warranties made in this Loan Agreement shall be true and correct on and as of the date of each Advance, with the same effect as if made on that date;

(e) Borrower will procure and deliver to Lender an Advance Request, together with, if and to the extent required by Lender, releases or waivers of mechanic's or materialman's liens and receipted bills showing payment of all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements;

(f) If requested by Lender, copies (certified by the Borrower to be true and correct in all material respects) of a check register detailing all checks issued by Borrower since the immediately preceding Advance from the Loan for the Property, in connection with the Property or construction of the Improvements or any other use of the Loan proceeds, together with any and all other evidence of payments requested by Lender; and

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(g) The Title Insurance shall be endorsed and extended, if available under the local rules, to cover each Advance with no additional title exceptions objectionable to Lender.

2.7 Reallocation of Approved Budget. Lender reserves the right to make Advances which are allocated to any of the designated items in the Approved Budget for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not materially change the Approved Budget without the prior written consent of Lender.

2.8 No Waiver. No Advance shall constitute a waiver of any condition precedent to the obligation of Lender to make any further Advance or preclude Lender from thereafter declaring the failure of Borrower to satisfy such condition precedent to be an Event of Default.

2.9 Conditions Precedent and Requirements for the Benefit of Lender. All conditions precedent to the obligation of Lender to make any Advance and any other requirements of this Loan Agreement or of Lender, are imposed hereby solely for the benefit of Lender, and: (i) such conditions precedent or other requirements shall not be construed as creating any rights, claims or causes of action against Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns and (ii) no other party, including but not limited to Borrower and the Contractor, may require satisfaction of any such conditions precedent or other requirements or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent or other requirements. Any or all conditions precedent or other requirements of this Loan Agreement may be waived by Lender in whole or in part, at any time.

2.10 Subordination. Lender shall not be obligated to make, nor shall Borrower be entitled to, any Advance until such time as Lender shall have received, to the extent requested by Lender, subordination agreements from Architect, Contractor, and all other persons or entities furnishing labor materials, or services for the design or construction of the Improvements, subordinating to the lien of the Deed of Trust any lien, claim, or charge they may have against Borrower or the Property.

ARTICLE 3 – REPRESENTATIONS AND WARRANTIES OF BORROWER

3.1 Financial Statements. The Lender reserves the right to request Financial Statements prior to the approval of any Advance. If so requested, the Financial Statements provided by Borrower are true, correct, and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower and, if required, of Guarantor as of the dates specified. No material adverse change has occurred in the financial condition of Borrower or Guarantor since the dates of the Financial Statements.

3.2 Suits, Actions, Etc. There are no material actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened, in any court or before or by any Governmental Authority against or affecting Borrower, Guarantor, or the Property, or involving the validity, enforceability, or priority of any of the Loan Documents, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and any of the other Loan Documents, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor may be bound or affected. Neither Borrower nor Guarantor is in default of any order of any court or any requirement of any Governmental Authority.

3.3 Valid and Binding Obligation. All Loan Documents, and all other documents referred to herein to which Borrower or Guarantor is a party, upon execution and delivery, will constitute valid and binding obligations of Borrower and, Guarantor, enforceable in accordance with their terms except as limited by Debtor Relief Laws.

3.4 Title to the Property. Borrower holds full legal and equitable title to the Property, subject only to title exceptions set forth in the Title Insurance.

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3.5 Commencement of Construction. Unless and to the extent otherwise approved by Lender in writing in advance, prior to the recordation of the Deed of Trust, no work of any kind (including the destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining, or fencing of the Property) has commenced or has been performed on the Property, no equipment or material has been delivered to or upon the Property for any purpose whatsoever. Further, no affidavit of commencement showing a commencement date prior to the recordation of the Deed of Trust has been filed in the records of the county in which the Property is located.

3.6 Disclosure. There is no fact that Borrower has not disclosed to Lender in writing that could materially adversely affect the business or financial condition of Borrower or the Property.

3.7 Compliance with Environmental Requirements; No Hazardous Materials. To the best of Borrower's knowledge, after reasonable inquiry:

(a) No asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of on the Property at any time.

(b) No underground tanks or containers of any nature are located on the Property or were located on the Property and subsequently removed or filled.

(c) There are no polychlorinated biphenyls (PCB's) located upon or in the Property.

(d) There are no Hazardous Materials located upon or in the Property and no Hazardous Materials have ever been used on, from or affecting the Property in any manner which violates any Governmental Requirements.

(e) The Property is currently, and at all times in the past has been, in compliance with all Governmental Requirements.

(f) There are no conditions (with regard to the Property, any adjacent property, any other property or otherwise) which exist, or which are likely to exist in the foreseeable future, which would or might cause the Property to fail to be in compliance with all Governmental Requirements.

(g) No permits, licenses or approvals are required under any Governmental Requirements relative to the Property.

All representations and warranties contained in this Section shall survive the full repayment of the Loan and the consummation of the transactions contemplated in this Loan Agreement.

3.8 System Compliance. The storm and sanitary sewer system, water system, all mechanical systems of the Property and other parts of the Improvements do (or when constructed will) comply with all applicable environmental, pollution control and ecological laws, ordinances, rules and regulations, and all Governmental Authorities having jurisdiction of the Property have issued all necessary permits, licenses or other authorizations for the construction, occupancy, operation, and use of the Improvements (specifically including the named systems).

3.9 Submittals. The Loan Documents and all Financial Statements, Plans, budgets, schedules, opinions, certificates, confirmations, Contractor's statements, applications, affidavits, agreements, Construction Contract, Architectural Contract and other materials and information submitted to the Lender in connection with or in furtherance of the Loan Documents by or on behalf of the Borrower, Guarantor or the Contractor, are true and correct and fully and fairly state the matters with which they purport to deal, and neither misstate any material fact, nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

3.10 Utility Availability. Subject only to payment of fees to be paid from the Approved Budget, all utility and municipal services required for the construction, occupancy and operation of the Improvements, including, but not limited to, water supply, storm and sanitary sewer systems, gas, electric and telephone facilities, are available for use and tap-in at the boundaries of the Property and will be available in sufficient amounts for the normal and intended use of the Improvements, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements into each of said services.

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3.11 Inducement to Lender. The representations and warranties contained in this Loan Agreement and the other Loan Documents are made by Borrower as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any (a) bankruptcy proceedings involving Borrower, Guarantor or the Property, or (b) foreclosure of the Deed of Trust or (c) conveyance of title to the Property in lieu of foreclosure of the Deed of Trust. Acceptance of each Advance constitutes reaffirmation, as of the date of such acceptance, of the representations and warranties of Borrower in the Loan Documents, on which Lender shall rely in making such Advance.

ARTICLE 4 – COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees as follows:

4.1 Compliance with Governmental Requirements. Borrower shall fully and timely comply with all Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Plans and the Property with all Governmental Requirements and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Property or the construction of the Improvements. Immediately upon Borrower's receipt of any notice from a Governmental Authority of noncompliance with any Governmental Requirements, Borrower shall provide Lender with written notice thereof.

4.2 Construction Contract. A Construction Contract shall provide that all liens of the Contractor are subordinate to the Deed of Trust and that the Contractor waives any right to remove removable improvements and shall require all subcontracts and purchase orders to contain a provision subordinating the subcontractors' and materialmen's liens to the Deed of Trust and waiving any right to remove removable improvements.

4.3 Construction of the Improvements. Borrower shall commence construction of the Improvements within thirty (30) days from the date hereof, unless consent of the Lender provides otherwise, and the construction of the Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental requirements, the Plans and the requirements of the Permanent Loan Commitment. Borrower shall not allow the Contractor to permit cessation of work for a period in excess of 30 days without the prior written consent of Lender and shall complete construction of the Improvements pursuant to the terms of this Loan Agreement free and clear of all liens (except those as to which Borrower has furnished a bond or other security acceptable to Lender and otherwise complied with the requirements of Section 4.2).

4.4 Correction of Defects. Borrower shall correct or cause to be corrected (a) any material defect in the Improvements, (b) any material departure in the construction of the Improvements from the Plans, the requirements of the Permanent Loan Commitment or Governmental Requirements, or (c) any encroachment by any part of the Improvements, or any structure located on the Property, on any easement, property line, or restricted area, or any encroachment by any such structure on any building line.

4.5 Storage of Materials. Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Property, to be stored on the Property or at such other location as may be approved by Lender in writing, with adequate safeguards, as required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

4.6 Inspection of the Property. Borrower shall permit Lender, Permanent Lender, any Governmental Authority, and their agents and representatives, to enter upon the Property and any location where materials intended to be utilized in the construction of the Improvements are stored, for the purpose of inspection of the Property and such materials at all reasonable times.

4.7 Special Account. If requested by Lender, Borrower shall maintain a special account with Lender, into which all Advances (but no other funds), and excluding direct disbursements made by Lender pursuant to Section 4.10 hereof, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of (a) costs of labor, materials, and services supplied for the construction of the Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Property, and the construction of the Improvements specified in the Approved Budget.

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4.8 Application of Advances. Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.

4.9 Borrower's Deposit. If Lender determines at any time that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the Improvements, (b) other costs and expenses specified in the Approved Budget, (c) interest from time to time owing or to become owing on the Loan, and (d) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans, any Governmental Requirements or the requirements of the Permanent Loan Commitment, then Borrower shall, on request of Lender, make the Borrower's Deposit with Lender. Lender shall not be required to pay interest on such Borrower's Deposit. Lender may, but shall not be obligated to, advance all or a portion of the Borrower's Deposit prior to advancing any portion of the Loan proceeds. Borrower shall promptly notify Lender in writing if and when the remaining cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan and the unadvanced portion of the Borrower's Deposit.

4.10 Direct Disbursement and Application by Lender. Lender shall have the right but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower's obligations hereunder or under any of the other Loan Documents. Any Advance by Lender for such purpose, except Borrower's Deposit, shall be part of the Loan and shall be secured by the Loan Documents. Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower's Deposit for payment of costs of construction of the Improvements, expenses incident to the Loan and the Property, and the payment or performance of any obligation of Borrower hereunder or under any of the other Loan Documents. Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower's Deposit to Lender for such purposes. Lender may advance and incur such expenses as Lender deems necessary for the completion of construction of the Improvements and to preserve the Property, the Permanent Loan Commitment and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and payable to Lender. Lender may disburse any portion of any Advance at any time, and from time to time, to persons and/or entities other than Borrower for the purposes specified in this Section 4.10 irrespective of the provisions of Sections 2.3, 2.4, 2.5 and 2.6 hereof, and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

4.11 Costs and Expenses. Borrower shall pay or have paid when due all costs and expenses required by this Loan Agreement, including, without limitation, (a) all taxes and assessments applicable to the Property, (b) all fees for filing or recording the Loan Documents, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan, the Permanent Loan or the Property (d) all fees and expenses of counsel to Lender, (e) all title insurance and title examination charges, including premiums for the Title Insurance, (f) all survey costs and expenses, including the cost of the Survey, (9) all premiums for the Insurance Policies, and (h) all other costs and expenses payable to third parties incurred by Lender in connection with the consummation of the transactions contemplated by this Loan Agreement.

4.12 Additional Documents. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

4.13 Inspection of Books and Records. Borrower shall permit Lender and Permanent Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Property, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the Improvements.

4.14 No Liability of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the improvements except to advance the Loan and the Borrower's Deposit pursuant to this Loan Agreement. Lender shall not be obligated to inspect the Property or the construction of the Improvements, nor be liable or responsible for any defect in the Property or the Improvements by reason of inspecting same, nor be liable for the performance or default of Borrower, Architect, the Inspecting Architects/Engineers/Representatives, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the improvements, or for the performance of any obligation of Borrower whatsoever. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

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4.15 No Conditional Sale Contracts. Etc. No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest is retained by any party, title is retained by any party other than Borrower, or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the Improvements.

4.16 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender on demand.

4.17 Assignment of Permanent Loan Commitment. If applicable, as additional security for payment of the Loan, Borrower hereby transfers and assigns to Lender, to the extent assignable, the full interest of Borrower in (but not its obligations under) the Permanent Loan Commitment, including all refundable deposits made thereunder, upon the following terms and conditions:

(a) Borrower agrees to take and close the Permanent Loan prior to the expiration of the Permanent Loan Commitment and in accordance with the terms thereof, and should Borrower fail to take and close the Permanent Loan as aforesaid, Lender may do so as attorney-in-fact for Borrower, and the proceeds of the Permanent Loan shall be paid directly to Lender for application upon the balance of the Loan.

(b) The Permanent Loan Commitment shall not be modified without the prior written consent of Lender.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Permanent Loan Commitment or to protect the rights of Borrower or Lender thereunder.

(d) Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(e) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Permanent Loan Commitment.

4.18 Assignment of Construction Contract. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to the Construction Contract, upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of the Construction Contract it has furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Construction Contract. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorneys' fees and expenses) resulting from any failure of Borrower to so perform.

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(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Construction Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Construction Contract.

(e) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Construction Contract, provided that Borrower shall not cancel or amend the Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender

(f) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

4.19 Assignment of Architectural Contract. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's rights and interest, but not its obligations, in, under, and to the Architectural Contract, upon the following terms and conditions:

(a) Borrower represents and warrants that the copy of the Architectural Contract it has furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

(b) Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Architectural Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Architectural Contract. Borrower indemnifies and holds Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, attorney's fees and expenses) resulting from any failure of Borrower to so perform.

(c) Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Architectural Contract or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys' fees and expenses) incurred in connection with any such action.

(d) Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Architectural Contract.

(e) Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Architectural Contract, provided that Borrower shall not cancel or amend the Architectural Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender.

(f) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

4.20 Assignment of Plans. As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower's right, title, and interest in and to the Plans and hereby represents and warrants to and agrees with Lender as follows:

(a) The Plans delivered to Lender are complete and accurate.

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(b) The Plans are complete and adequate for the construction of the Improvements and there have been no modifications thereof. The Plans shall not be modified without the prior written consent of Lender and Permanent Lender.

(c) Lender may direct the Architect to supply it (without cost) a copy of the Plans at any time and may use the Plans for any purpose relating to the Improvements, including but not limited to inspections of construction and the completion of the Improvements.

(d) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans. Lender has no duty to inspect the Improvements, and, if Lender should inspect the Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection. No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Improvements are in accordance with the Plans or constitute a waiver of Lender's right thereafter to insist that the Improvements be constructed in accordance with the Plans.

(e) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Deed of Trust, any receiver in possession of the Property, and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Loan Agreement.

4.21 Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property and the construction of the Improvements, and Borrower shall keep the Property free and clear of any lien, charge, or claim other than the encumbrances of the Deed of Trust and other liens approved in writing by Lender. Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower (a) may contest the validity or amount of any claim of any other contractor, subcontractor, consultant, architect, or other person or entity providing labor, materials, or services with respect to the Property, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall furnish to Lender and Title Company an indemnity bond with a corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Property.

4.22 Tax Receipts. Borrower shall furnish Lender with receipts or tax statements marked “Paid” to evidence the payment of all taxes levied on the Property on or before thirty (30) days prior to the date such taxes become delinquent.

4.23 Notice of Litigation, Claims, and Financial Change. Borrower shall inform Lender of (a) any litigation against Borrower or affecting the Property, which if determined adversely, is expected to have a material adverse effect upon the financial condition of Borrower or Guarantor, or might cause an Event of Default and (b) any material adverse change in the financial condition of Borrower or Guarantor.

4.24 No Occupancy Contrary to Builder's Risk Policy. The Improvements shall not be occupied until Borrower has obtained and furnished to Lender a “permission to occupy” endorsement to the builder's risk insurance policy, which endorsement is satisfactory to Lender, or Borrower has obtained replacement coverage in the form of an all-risk insurance policy upon the completed Improvements, which policy will not be impaired by the occupancy of the Improvements and is satisfactory to Lender.

4.25 Hold Harmless. Borrower shall defend, at its own cost and expense, and hold Lender harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents. All costs and expenses incurred by Lender in protecting its interests hereunder, including all court costs and attorneys' fees and expenses, shall be borne by Borrower. The provisions of this Section shall survive the payment in full of the Loan and all other indebtedness secured by the Deed of Trust and the release of the Deed of Trust as to events occurring and causes of action arising before such payment and release.

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4.26 Hazardous Materials; Indemnification.

(a) Borrower agrees to (i) give notice to Lender immediately upon Borrower's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; (ii) promptly, at Borrower's sole cost and expense, comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance; and (iii) provide the Lender, within thirty (30) days after demand by Lender, with a bond, letter of credit or similar financial assurance evidencing, to Lender's satisfaction, that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Property as a result thereof.

(b) Borrower shall not cause or suffer any liens to be recorded against the Property as a consequence of, or in any way related to, the presence, remediation or disposal of Hazardous Materials in or about the Property, including any state, federal or local so-called “Superfund” lien relating to such matters.

(c) Borrower shall at all times retain any and all liabilities arising from the presence, handling, treatment, storage, transportation, removal or disposal of Hazardous Materials on the Property. Regardless of whether any Event of Default shall have occurred and be continuing or any remedies in respect of the Property are exercised by Lender, Borrower shall defend, indemnify and hold harmless Lender and its affiliates, subsidiaries and/or partners and its and their officers, directors, shareholders, partners, agents, attorneys and employees and its and their heirs, legal representatives, successors and assigns from and against any and all liabilities (including strict liability), suits, actions, claims, demands, penalties, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), losses, costs or expenses (including, without limitation, attorneys' fees and expenses, and remedial costs) (the foregoing are hereafter collectively referred to as “Liabilities”) which may now or in the future (whether before or after the culmination of the transactions contemplated by this Loan Agreement) be incurred by, imposed upon, alleged to be due from or suffered by Lender or any other parties by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any covenant or agreement or the inaccuracy of any representation or warranty of Borrower contained or referred to in this Section or Section 3.7 of this Loan Agreement or which may be asserted as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission, or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Lender or any other parties. Such Liabilities shall include, without limitation: (i) injury or death to any person; (ii) damage to or loss of the use of any property; (iii) the cost of army demolition and rebuilding of the Improvements, repair or remediation and the preparation of any activity required by any Governmental Authority; (iv) any lawsuit brought or threatened, good faith settlement reached, or governmental order relating to the presence, disposal, release or threatened release of any Hazardous Materials on, from or under the Property; and (v) the imposition of any lien on the Property arising from the activity of Borrower or Borrower's predecessors in interest on the Property or from the existence of Hazardous Materials or Hazardous Materials Contamination upon the Property. The covenants and agreements contained in this Section shall survive the full repayment of the Loan and the consummation of the transactions contemplated by this Loan Agreement.

4.27 Disclaimer of Permanent Financing. Borrower acknowledges and agrees that Lender has not made any commitments, either express or implied, to extend the term of the Loan past its stated maturity date or to provide Borrower with permanent financing once the Improvements have been completed or upon the final maturity of the Note. Further, Borrower acknowledges and agrees that in the event Lender refers or recommends Borrower to a Permanent Lender, such Permanent Lender shall, in its sole discretion, determine whether to extend permanent financing to Borrower, and Lender does not warrant that the Borrower actually qualifies for any Permanent Loan offered by such Permanent Lender. Borrower will undertake its own due diligence in evaluating any and all prospective Permanent Lenders and expressly agrees that the selection of any such Permanent Lender is the sole decision of the Borrower. Additionally, Borrower hereby acknowledges and agrees that Lender shall have no liability related to (i) the extension or denial of any permanent financing from any Permanent Lender, (ii) for the acts or omissions of any such Permanent Lender in approving or denying any permanent financing or in extending any such permanent financing, or (iii) for the loss, for any reason, of any mortgage rate lock provided by any Permanent Lender.

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ARTICLE 5 – RIGHTS AND REMEDIES OF LENDER

5.1 Rights of Lender. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Property, to perform all work necessary to complete the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements and the requirements of the Permanent Loan Commitment; and to employ watchmen and other safeguards to protect the Property. Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, that upon the occurrence of an Event of Default, Lender may (a) use such sums as necessary, including any proceeds of the Loan and the Borrower's Deposit, make such changes or corrections in the Plans, and employ such architects, engineers and contractors as may be required for the purpose of completing the construction of the Improvements substantially in accordance with the Plans, Governmental Requirements and the requirements of the Permanent Loan Commitment, (b) execute all applications and certificates in the name of Borrower which may be required for the completion of construction of the Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Property, (d) do every act with respect to the construction of the Improvements which Borrower may do, and (e) prosecute or defend any action or proceeding incident to the Property. The power of attorney granted hereby is a power coupled with an interest and irrevocable. Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

5.2 Acceleration. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind (unless notice is required by applicable law or otherwise expressly provided for in the Loan Documents).

5.3 Cessation of Advances. Upon the occurrence of an Event of Default, the obligation of Lender to disburse the Loan and the Borrower's Deposit and all other obligations of Lender hereunder shall, at Lender's option, immediately terminate.

5.4 Funds of Lender. Any funds of Lender used for any purpose referred to in this Article 5 shall constitute Advances secured by the Loan Documents and shall bear interest at the rate specified in the Note to be applicable after default thereunder.

5.5 No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Loan Documents, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

ARTICLE 6 – PARTIAL RELEASES

6.1 Partial Releases. Provided that an Event of Default has not occurred and remains uncured, Lender will grant partial releases of the lien of the Deed of Trust against a platted lot or other unplatted portion (each a “Parcel”) of the Property in question subject to and conditioned upon the payment by Borrower to Lender of a partial release price as negotiated between the parties in the applicable purchase and sales agreement (such negotiated price being the “Partial Release Price”). Notwithstanding the foregoing, Lender’s obligation to grant partial releases of lien upon payment of the Partial Release Prices with respect to any Parcel is expressly subject to the following conditions being met by Borrower prior to such releases of lien: (a) the designation of which platted lot(s) as shown on the current TLTA Survey is to be conveyed; (b) the designation of which platted lot(s) as shown on the current TLTA Survey are remaining to be conveyed from the Property (the “Remaining Property”) and containing a legal description for the Remaining Property; (c) Borrower has satisfied all applicable legal requirements and obtained all required governmental approvals in connection with the subdivision of the Property and the sale of the Parcel in question (including, without limitation, all platting and zoning requirements); (d) after the sale of the Parcel in question, the Remaining Property have direct access to a publicly dedicated right-of-way and access to all public utilities; and (e) Borrower has paid all costs and expenses incurred by Lender (including, without limitation, reasonable attorney’s fees) in connection with Lender’s review of Borrower’s compliance with this paragraph. As used herein, the term “Net Sales Proceeds” shall mean the amount of money and any other consideration by which the proceeds from the sale of a Parcel exceed the actual out of pocket, customary, and reasonable third party direct sales expenses, including, without limitation, brokerage commissions, attorney’s fees, survey costs, title company expenses, and any other customary charges and fees due on a real estate transaction in Dallas, Texas.

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ARTICLE 7 – GENERAL TERMS AND CONDITIONS

7.1. Notices. All notices, demands, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender may from time to time designate by written notice to the other as herein required.

7.2. Entire Agreement and Modifications. The Loan Documents constitute the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersede all prior written or oral understandings and agreements between the undersigned in connection therewith. No provision of this Loan Agreement or the other Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

7.3. Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.4. Election of Remedies. Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower, Guarantor, or any property covered under the Loan Documents, at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

7.5. Form and Substance. All documents, certificates, insurance policies and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

7.6. Limitation on Interest. The parties hereto expressly stipulate and agree that it is their intent to strictly comply with all applicable usury laws from time to time in effect. All agreements between Borrower and the Lender, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that under no contingency or event whatsoever, whether by reason of acceleration of the maturity of any of the Loan Documents, a voluntary prepayment by Borrower or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance or detention of the money due under any of the Loan Documents, or otherwise, or for the payment or performance of any covenant or obligation contained in any of the Loan Documents, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever the fulfillment of any provision of any of the Loan Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the Lender shall ever charge or receive as interest or otherwise an amount which would exceed the maximum rate of interest permitted by applicable law, the amount, if any which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of amounts, (other than interest) due under the Note, and not to the payment of interest, or if such excessive interest exceeds such amounts (other than interest) due under the Note, the amount of such excessive interest that exceeds such amounts (other than interest) shall be credited or refunded to Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness of Borrower to the Lender or otherwise shall be amortized, prorated, allocated and spread through the full term of such indebtedness until paid in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. This Section shall control all agreements between the Borrower and the Lender. This provision overrides other provisions in any of the Loan Documents.

The terms “maximum amount” or “maximum rate” as used herein include, as to Article 5069-1.04 of the Revised Civil Statutes of the State of Texas (and as may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the “indicated rate ceiling”; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received with respect to the indebtedness from being governed by, or construed in accordance with, any other state or federal law, including but not limited to Public Law 96-221.

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7.7. Borrower in Control. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower; provided that Borrower has granted Lender certain management rights.

7.8. Number and Gender. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, agreements, obligations, representations and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

7.9. Applicable Law. This Loan Agreement and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions within the State of Texas.

7.10. Statutory Notice. THIS CONSTRUCTION LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.11. Attorney’s Fees. In the event of any suit, action, or other proceeding at law or in equity, (collectively, “action”), by either party hereto against the other, by reason of any matter arising out of or related to the Loan Documents, the prevailing party shall recover its attorney’s fees and costs reasonably incurred for the maintenance or defense of said action.

[Remainder of page intentionally left blank.]

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EXECUTED AND DELIVERED on the date first recited above.

LENDER:	MCI Income Fund VII, LLC,

a Delaware limited liability company

By:   Megatel Capital Investment, LLC

         a Delaware limited liability company

Its:   Manager

By: ________________________________

Name: ______________________________

Title: _______________________________

BORROWER:	___________________________________

a Texas limited liability company

By:   _______________________________

Name: ______________________________

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EXHIBIT F

Form of Limited Guaranty

LIMITED GUARANTY

This GUARANTY (this “Guaranty”) is made as of __________ __, 20__, by MCI Development 1, LLC, a Wyoming limited liability company (the “Guarantor”).

In order to induce MCI Income Fund VII, LLC (the “Lender”) to issue loans pursuant to that certain loan agreement dated of even date herewith (the “Loan Agreement”) by and among Lender, [SPE ENTITY], a ___________ limited liability company (the “Borrower”), the parties hereto agree to the following:

A. Guarantor hereby guarantees the repayment of principal on all promissory notes made pursuant to the Loan Agreement (the “Notes”) by Borrower.

B. This Guaranty shall remain in full force throughout the term of any and all Notes outstanding under the Loan Agreement.

C. Guarantor hereby waives notice of acceptance of this Guaranty and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including notices to it of default by Borrower under the Loan Documents.

D. Guarantor further agrees, to the extent permitted by law, to pay any costs or expenses, including reasonable attorney fees, incurred by Lender in enforcing this Guaranty.

E. This Guaranty is not assignable and shall be binding upon Guarantor and its respective permitted successors and assigns and shall inure to the benefit of Lender—and in extension, to the benefit of the members of Lender.

F. This Guaranty shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as follows:

MCI Development 1, LLC

a Wyoming limited liability company

By:___________________________________

Name: Arash Afzalipour

Its: Co-President

By:____________________________________

Name: Armin Afzalipour

Its: Co-President

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EXHIBIT G

Form of Advance Request

If Loan Documents have been amended, check here ☐

MCI INCOME FUND VII, LLC – ADVANCE REQUEST – No. __

Address: ______________________________________

1.	Submission Pursuant to Loan Agreement. This Advance Request is executed and delivered by _______________________________, a Wyoming limited liability company (“Borrower”), to MCI Income Fund VII, LLC, a Delaware limited liability company (“Lender”), pursuant to that certain Construction Loan Agreement (the “Loan Agreement”) dated _______________ ___, 20__, by and between Borrower and Lender in the original principal amount of $_______________.00, as may be amended (the “Loan Agreement”) and such principal amount as further evidenced by that certain Secured Promissory Note dated _______________ ___, 20__, as may be amended, the “Note”). Capitalized terms used but not defined in this Advance Request shall have the respective meanings assigned to such terms in the Loan Agreement.

2.	Request for Borrowing. Borrower hereby requests that Lender approve an advance of principal under the Loan Agreement, as follows:

a.	Date of this Advance Request: ______________, 20__
b.	Principal Amount of Advance Requested: $______________

3.	Certification. The undersigned, acting in the capacity set forth below, certifies that, on and as of the date of this Advance Request:

a.	All representations and warranties made by Borrower in the Loan Agreement, the Note, and any other agreements executed by the Borrower in favor of the Lender in connection with the respective Loan Agreement and Note (all aforementioned documents collectively referred to herein as the “Loan Documents”) are true and correct in all material respects.
b.	No known Event of Default (as such terms are defined therein) exists under any of the Loan Agreement or the Note, and no known “default” or “event of default” exists under any of the other Loan Documents. Additionally, no event has occurred that, upon the passage of time, would constitute an Event of Default under the Loan Agreement or the Note or would constitute a “default” or “event of default” under any of the other Loan Documents (the terms “default” and “event of default” having the respective meanings given to such terms in the respective Loan Documents).
c.	Borrower and each other party to the Loan Documents has complied with all conditions required of such party and is in compliance in all respects with all covenants and agreements applicable to such party, contained in the Loan Agreement, the Note, and any other applicable Loan Documents.

This Advance Request is executed and certified on this __ day of ______, 20__, by the undersigned officer of the Borrower who hereby certifies that each and every matter contained herein is true and correct.

_________________________________, By: Name: __________________________ _ Its: ______________________________

Approved by:

MCI INCOME Fund VII, LLC

By: Megatel Capital Investment, LLC, its Manager

By: ________________________________

Name: ______________________________

Its: Co-President

Date: ______________________________

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EXHIBIT H

Form of Loan Modification

MCI INCOME FUND VII, LLC – LOAN MODIFICATION REQUEST

Date: __________________

Lender: MCI Income Fund VII, LLC, a Delaware limited liability company

Borrower: _______________

Collateral Description: _______________________________________________________

Original Loan Amount: $__________________

New Loan Amount: $__________________

Terms: See Loan Agreement dated ______________ __, 20__, as may be amended

Documentation: The budget of all acquisition, development and construction costs, and appraisal, as well as a disclosure of any existing financing is attached to the original Loan Application for Collateral.

Borrower Certification: The undersigned, acting in the capacity set forth below, certifies that, on and as of the date of this Notice of Change:

a.	All representations and warranties made by Borrower in the Secured Promissory Note (the “Note”) and any other agreements executed by the Borrower in favor of the Lender in connection with the respective Note (all such documents collectively referred to herein as the “Loan Documents”) remain true and correct in all material respects.
b.	No known Event of Default (as such terms are defined therein) exists under the Loan Agreement or the Note, and no known “default” or “event of default” exists under any of the other Loan Documents. Additionally, no event has occurred that, upon the passage of time, would constitute an Event of Default under the Loan Agreement or the Note or would constitute a “default” or “event of default” under any of the other Loan Documents (the terms “default” and “event of default” having the respective meanings given to such terms in the respective Loan Documents).
c.	Borrower and each other party to the Loan Documents has complied with all conditions required of such party and is in compliance in all respects with all covenants and agreements applicable to such party, contained in the Loan Agreement, the Note and any other applicable Loan Documents.

This Loan Modification Request is executed and certified on the date first written above, by the undersigned officer of the Borrower who hereby certifies that each and every matter contained herein is true and correct.

Borrower:	Date:
APPROVED BY:
MCI Income Fund VII, LLC

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